UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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FRANKLIN RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FRANKLIN RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDER:

The Board of Directors of Franklin Resources, Inc. (the “Company”) invites you to attend the 2011 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, March 15, 2011 at 10:00 a.m., Pacific Time, in the H. L. Jamieson Auditorium, at One Franklin Parkway, Building 920, San Mateo, California, for the following purposes:

1.	To elect 12 directors to the Board of Directors to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

3.	To approve an amendment and restatement of the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the “USIP”) to increase the number of authorized shares of common stock available for issuance by 10,000,000 shares.

4.	To hold an advisory vote on the compensation of the Company’s executive officers.

5.	To hold an advisory vote on the frequency with which to hold an advisory vote on the compensation of the Company’s executive officers.

6.	To transact such other business that may properly be raised at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder. As a result, some of you will receive a Notice of Internet Availability of Proxy Materials and others will receive paper copies of the Proxy Statement and our Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, instructions on how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials, if you so desire. Electronic delivery is designed to expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement, the Proxy Card, the Annual Report, and any amendments to the foregoing materials that are required to be furnished to stockholders are available for you to review online at www.proxyvote.com.

The Company’s Board of Directors has fixed the close of business on January 18, 2011 as the record date for the determination of stockholders entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting or any adjournments thereof. Your vote is very important. Even if you think that you will attend the Annual Meeting, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Meeting.

By order of the Board of Directors,

MARIA GRAY

SECRETARY

JANUARY 25, 2011

SAN MATEO, CALIFORNIA

Your vote is important.

Please vote via the Internet, by telephone, by mail or in person at the Annual Meeting.

FRANKLIN RESOURCES, INC.

One Franklin Parkway

San Mateo, California 94403-1906

PROXY STATEMENT

January 25, 2011

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation (the “Company”), of the accompanying proxy to be voted at the 2011 annual meeting of stockholders (the “Annual Meeting”), which will be held on Tuesday, March 15, 2011, at 10:00 a.m., Pacific Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California, the Company’s principal executive offices. We expect that this Proxy Statement and the enclosed proxy will be mailed and/or made available to each stockholder entitled to vote on or about January 25, 2011.

All materials filed by the Company with the Securities and Exchange Commission (the “SEC”) can be obtained at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or through the SEC’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Under the rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily over the Internet. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and help to conserve natural resources. On or about January 25, 2011, we mailed to each of our stockholders (other than those who previously requested electronic or paper delivery and participants in the Franklin Templeton 401(k) Retirement Plan (the “401(k) Plan”)), a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this Proxy Statement and our Annual Report, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials at www.proxyvote.com.

VOTING INFORMATION

WHO CAN VOTE?

Holders of the Company’s common stock, par value $0.10 per share (the “common stock”), at the close of business on January 18, 2011 (the “Record Date”) are entitled to one vote for each share owned on that date on each matter presented at the Annual Meeting. As of December 31, 2010, the Company had 223,429,244 shares of common stock outstanding. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability of this Proxy Statement has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.

WHAT MATTERS ARE TO BE CONSIDERED AT THE MEETING?

At the Annual Meeting, stockholders will be asked to consider and vote upon the: (1) election of 12 directors to the Company’s Board of Directors (the “Board of Directors” or “Board”) to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal; (Proposal No. 1); (2) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011 (“fiscal year 2011”) (Proposal No. 2); (3) approval of an amendment and restatement of the USIP to increase the number of authorized shares of common stock available for issuance by 10,000,000 shares (Proposal No. 3); (4) approval, on an advisory basis, of the compensation of the Company’s executive officers (Proposal No. 4); and (5) selection, on an advisory basis, of the frequency with which to hold an advisory vote on the compensation of the Company’s executive officers (Proposal No. 5).

The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matters properly come before the meeting, the persons named in the form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

In order to take any action at the Annual Meeting, a majority of the Company’s outstanding shares as of the Record Date must be present in person or by proxy and entitled to vote at the meeting. This is called a quorum.

WHO COUNTS THE VOTES?

The final voting results will be tallied by Broadridge Financial Solutions, Inc. and the Inspector of Elections, and reported on a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

WHAT IS A PROXY?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the persons named on the proxy card (Charles B. Johnson, Chairman of the Board; Gregory E. Johnson, President and Chief Executive Officer; and Maria Gray, Vice President and Secretary) to vote your shares at the Annual Meeting.

HOW DO I VOTE?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your bank, broker or other holder of record. You may also vote by telephone, using the Internet or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card. Except for certain stockholders described below, the deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Time (“ET”), on Monday, March 14, 2011. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker, or other holder of record provided to you for more information on these options.

The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. For stockholders of record that return their proxy card but do not provide instructions on how to vote, the persons named as your proxy holders on the proxy card will vote the shares represented by the proxy FOR all nominees to the Board of Directors (Proposal No. 1), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “independent auditors”) for fiscal year 2011 (Proposal No. 2), FOR the approval of an amendment and restatement of the USIP to increase the number of authorized shares of common stock available for issuance by 10,000,000 shares (Proposal No. 3), FOR the approval, on an advisory basis, of the compensation of the Company’s executive officers (Proposal No. 4), and FOR the approval, on an advisory basis, of once every three years as the frequency with which to hold an advisory vote on the compensation of the Company’s executive officers (Proposal No. 5). For beneficial holders that return their voting instructions but do not provide instructions on how to vote, your bank, broker or other holder of record will only have the discretion to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2011 (Proposal No. 2). Additionally, unless you specify otherwise on your proxy card, if any other matters come before the Annual Meeting to be voted on, the persons named as your proxy holders on the proxy card will vote, act and consent on those matters in their discretion.

For participants in the Franklin Templeton 401(k) Retirement Plan (the “401(k) Plan”), your shares will be voted as you specify on your proxy card. If you do not vote, your shares will be voted by the independent fiduciary for and against the proposals in the same proportion as shares for which directions are received by the independent fiduciary unless the independent fiduciary decides that the law requires that the independent fiduciary vote them differently. (This also means that the way you vote will also affect how the independent fiduciary will vote the shares of participants who do not vote.) If you wish to abstain from voting on any matter, you must indicate this on your proxy card. You cannot vote your 401(k) Plan shares in person at the meeting. To allow sufficient time for your shares to be voted as you instruct, the trustee must receive your vote by no later than 2:00 p.m. ET on Thursday, March 10, 2011.

For participants in the Franklin Resources, Inc. amended and restated 1998 Employee Stock Investment Plan (the “ESIP”), each of whom have accounts established at BNY Mellon Shareowner Services (“BNY Mellon”), your shares will be voted by BNY Mellon as you specify on your proxy card. If you do not designate how your shares should be voted, BNY Mellon will only have the discretion to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2011 (Proposal No. 2). You cannot vote your ESIP shares in person at the meeting. To allow sufficient time for voting, BNY Mellon must receive your vote by no later than 2:00 p.m. ET on Thursday, March 10, 2011.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Whether your vote is submitted via the mail, the Internet or by telephone, you may change or revoke your proxy at any time before it is voted. A proxy, including an Internet or telephone vote, may be changed or revoked by submitting another proxy with a later date at any time prior to the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person. Participants in the 401(k) Plan and those holding shares purchased through the ESIP, which are held in accounts with BNY Mellon, may revoke their proxy by no later than 2:00 p.m. ET on Thursday, March 10, 2011.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted. Participants in the 401(k) Plan and those holding shares purchased through the ESIP, which are held in accounts with BNY Mellon must vote by no later than 2:00 p.m. ET on Thursday, March 10, 2011.

HOW ARE VOTES COUNTED?

To be counted as “represented”, a proxy card must have been returned for those shares, the stockholder must have voted the shares by telephone or over the Internet, or the stockholder must be present at the meeting. Votes will be tabulated by the Inspector of Elections appointed for the meeting, who will separately tabulate affirmative, negative, one year, two year and three year votes, abstentions and broker non-votes.

WHAT IS A BROKER NON-VOTE?

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under New York Stock Exchange (“NYSE”) rules, the ratification of the selection of an independent registered public accounting firm (Proposal No. 2), is considered a “routine” matter, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. Brokers may not vote on the other proposals contained in this Proxy Statement, which are considered “non-routine” proposals, unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes”.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

•

The election of directors (Proposal No. 1) requires that each director receive a majority of the votes cast with respect to that director at the Annual Meeting. This means that the number of shares of stock voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Abstentions and broker non-votes will not have any effect on the election of directors.

•

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, are necessary to ratify the appointment of PricewaterhouseCoopers LLP (Proposal No. 2). Abstentions will have the same effect as a vote against this proposal.

•

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, are necessary to approve an amendment and restatement of the USIP to increase the number of authorized shares of common stock available for issuance by 10,000,000 shares (Proposal No. 3). Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not have any effect on the outcome of this proposal.

•

The approval of the compensation of the Company’s executive officers (Proposal No. 4) requires a majority of the votes cast with respect to this matter. This means that the number of shares of stock voted “FOR” approval of the compensation of the Company’s executive directors must exceed the number of votes cast “AGAINST” the proposal. The vote on Proposal No. 4 is advisory and therefore not binding on the Company. Abstentions and broker non-votes will not have any effect on the approval of this proposal.

•

The approval of a frequency selection with regard to how often shareholders should be offered an advisory vote on the compensation of the Company’s executive officers (Proposal No. 5) will be determined by which option, “ONE YEAR”, “TWO YEARS”, or “THREE YEARS” receives a plurality of the votes cast with respect to this matter. The vote on Proposal No. 5 is advisory and therefore not binding on the Company. Abstentions and broker non-votes will not have any effect on the approval of this proposal.

Shares that are voted in person or by proxy are treated as being present at the meeting for purposes of establishing a quorum, and will be included in determining the number of shares represented and voted at the Annual Meeting with respect to such matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is being solicited by the Board on behalf of the Company. The Company pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Corporate Governance Committee of the Board recommended and nominated, and the Board approved, the nominees named below for election as members of the Board. With the exceptions of Messrs. Mark C. Pigott and Geoffrey Y. Yang who were each recommended to the Board by the Corporate Governance Committee and who are standing for election for the first time, each director nominee was elected by the Company’s stockholders at the Company’s last annual meeting of stockholders and, accordingly, is standing for re-election. Mr. Pigott was initially recommended to the Corporate Governance Committee by one of the Company’s independent directors and Mr. Yang was recommended by our Chief Executive Officer. One current director, Thomas H. Kean, who has been a member of the Board since 2003, will not be standing for re-election at the meeting since under our Corporate Governance Guidelines he is not eligible to be recommended for nomination as a director due to his age.

The Corporate Governance Committee and the Board believe that the nominees have the requisite experience, qualifications, attributes and skills to provide the Company with effective oversight of a global investment management organization. The Corporate Governance Committee and the Board believe that there are general requirements and skills that are required of each director and other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board believes that, consistent with these requirements, each nominee displays a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to board duties, a commitment to representing the best interest of the Company and its stockholders and a dedication to enhancing stockholder value. The Board seeks to assemble a group of directors that, as a whole, represents a mix of experiences and skills that allows appropriate deliberation on all issues that the Board might be likely to consider. The Corporate Governance Committee’s Policy Regarding Nominations and Qualifications of Directors described below outlines the qualities that the Corporate Governance Committee and the Board seek in director nominees.

If elected, each nominee will serve until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

In accordance with the Company’s Director Independence Standards, described more fully below, and the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following director nominees are independent and do not have a material relationship with the Company: Samuel H. Armacost; Charles Crocker; Joseph R. Hardiman; Mark C. Pigott; Chutta Ratnathicam; Laura Stein; Anne M. Tatlock; and Geoffrey Y. Yang. In addition, Thomas H. Kean, who will continue to be a member of the Board until his expected retirement at the Annual Meeting, is an independent director.

MAJORITY VOTING FOR DIRECTORS

The Company’s Amended and Restated Bylaws provide for majority voting in the election of directors. This means that, in uncontested elections, directors are elected by a majority of the votes cast. Consequently, the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The Company’s Corporate Governance Guidelines require the Corporate Governance Committee to establish procedures to implement a director resignation policy in situations where a director fails to receive a majority of votes cast in his or her election. The Company’s Corporate Governance Guidelines provide that, in the event a director fails to be elected, the Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation within 90 days following certification of the election results. In determining whether or not to recommend that the Board accept any resignation offer, the Corporate Governance Committee may consider all factors believed relevant by such committee’s members. Unless applicable to all directors, the director whose resignation is under consideration is expected to recuse himself or herself from the Board vote. The Board will promptly disclose its decision regarding the director’s resignation offer (including the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K filed with the SEC. If the Board accepts a director’s resignation pursuant to this process, the Corporate Governance Committee will recommend to the Board whether to fill the vacancy created or reduce the size of the Board.

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” the election to the Board of each of the nominees listed below. The voting requirements for this proposal are described in the “Voting Information” section above.

DIRECTORS AND NOMINEES

Listed below are the names, ages as of December 31, 2010, and principal occupations and membership on public boards for the past five years of each director and nominee. In addition, we have also provided information concerning the particular experience, qualification, attributes and/or skills that the Corporate Governance Committee and the Board considered as relevant to each director and nominee that led to the conclusion that he or she should serve as a director.

Samuel H. Armacost

Age 71

Nominee, Director Since 2004

Chairman Emeritus and Director of the Board of SRI International (formerly Stanford Research Institute), an independent nonprofit technology research and development organization since March, 2010. A member of SRI International’s Board of Directors since 1981, Chairman of the Board from 1998 until March, 2010. Managing Director, Weiss, Peck & Greer LLC, an investment management and venture capital firm, from 1990 until 1998 and Merrill Lynch Capital Markets from 1987 until 1990. President, Director and Chief Executive Officer, BankAmerica Corporation from 1981 until 1986. Director, Chevron Corporation, Del Monte Foods Company, Exponent, Inc. and Callaway Golf Company.

Key Attributes, Experience and Skills:

Mr. Armacost has long-term experience and wide-ranging expertise in the Company’s two business segments, investment management and banking/finance. Having held various positions for over 22 years with Bank of America and BankAmerica Corporation, including Chief Financial Officer and President and Chief Executive Officer, Mr. Armacost brings strong leadership skills and a valuable perspective on financial, operational and strategic matters to the Board. As a Partner and Managing Director for eight years of Weiss, Peck & Greer LLC, Mr. Armacost was closely involved in the management, sales, and marketing of institutional asset management accounts and various mutual funds. Through his Bank of America service and his participation on the boards of a number of multinational public companies, Mr. Armacost brings a deep understanding of issues associated with our operations in multiple jurisdictions.

Charles Crocker

Age 71

Nominee, Director Since 2003

Chairman and Chief Executive Officer of Crocker Capital; a private venture capital firm, formerly Chairman, Chief Executive Officer and a director from October 1997 to March 2006 of BEI Technologies, Inc., a manufacturer of electronic sensors and motion control products and a subsidiary of Schneider Electric SA; President of BEI Technologies, Inc., a diversified technology company, from October 1997 to May 2000. Director, Teledyne Technologies Incorporated, Conmed Healthcare Management, Fiduciary Trust Company International, a subsidiary of the Company, and Pope & Talbot, Inc. (former).

Key Attributes, Experience and Skills:

Mr. Crocker’s experience as Chairman and Chief Executive Officer of Crocker Capital provides valuable financial and management expertise as well as knowledge of the capital markets to the Board. As an entrepreneur, Mr. Crocker founded and built two companies, enabling him to provide strategic direction and growth expertise to the Company. Through his service in leadership roles in major not-for-profit institutions, he provides valuable business, leadership and client service perspectives to the Board. Mr. Crocker has a deep understanding of compensation and finance matters gained through his current and prior service on the audit and compensation committees of public and private companies, including ours.

Joseph R. Hardiman

Age 73

Nominee, Director Since 2005

Formerly, President and Chief Executive Officer of the National Association of Securities Dealers, Inc. (predecessor to FINRA), and its wholly owned subsidiary, The Nasdaq Stock Market, Inc., from September 1987 through January 1997; from 1975 through September 1987, held various positions at Alex. Brown & Sons, an investment bank, including Managing Director and Chief Operating Officer; previously, served on the boards of the Deutsche Scudder Funds, Soundview Technology Group, and the Depository Trust Company. Director, Brown Investment Advisory & Trust Company, Broadwing Corporation (former), ISI Funds (former), and Nevis Fund (former).

Key Attributes, Experience and Skills:

Mr. Hardiman brings extensive financial, regulatory, broker-dealer, compliance and leadership experience to the Board having served as a President and Chief Executive Officer of the National Association of Securities Dealers, Inc. and the NASDAQ Stock Market. Mr. Hardiman has expertise in investment banking, capital markets and securities distribution from, among other things, his tenure with Alex. Brown & Sons and Soundview Technology Group, and extensive knowledge of the investment management business through his work on the boards of the Deutsche Scudder Funds and ISI Funds. Mr. Hardiman brings to the Board valuable perspectives on corporate governance from these leadership roles and from his extensive experience on the boards of public and private companies.

Charles B. Johnson

Age 77

Nominee, Director Since 1969

Chairman of the Board of the Company since December 1999; formerly, Chief Executive Officer of the Company; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of various investment companies managed or advised by subsidiaries of the Company.

Key Attributes, Experience and Skills:

Mr. C. B. Johnson is widely regarded as a distinguished leader in the asset management industry. He has been with the Company for over 50 years, having grown the Company from one with assets under management of $2.5 million to one with assets under management of over $670 billion at the end of December 2010. As Chairman of the Board and a former Chief Executive Officer of the Company and an officer, director or trustee of various subsidiaries and Franklin Templeton mutual funds, Mr. Johnson brings to the Board an incomparable knowledge of and experience with the Company and its business as well as valuable leadership and management experience. Under his stewardship, the Company acquired the Mutual Series and Templeton organizations, strategic decisions that have been critical components of the Company’s growth and entry into international markets. In his role as Chairman of the Board for more than a decade, he has guided the Board in performing its oversight functions and has provided a critical link between management and the Board. In addition, through his prior service as the Chairman of the National Association of Securities Dealers (the NASD, currently known as FINRA), various committees and the board of the NASD, and on the Board of Governors of the Investment Company Institute, Mr. Johnson brings significant insights on the regulatory and policy issues that companies in our industry face. Mr. Johnson is a member of the Board of Overseers of the Hoover Institution and several civic and cultural institutions. Having Mr. C. B. Johnson as Chairman of the Board provides our Company with ethical, decisive and effective leadership.

Gregory E. Johnson

Age 49

Nominee, Director Since 2007

President of the Company since December 1999 and Chief Executive Officer of the Company since January 2004; officer and/or director of certain subsidiaries of the Company.

Key Attributes, Experience and Skills:

Mr. G. Johnson brings leadership and extensive business and operating experience, as well as significant knowledge of our Company and the global fund management industry, to the Board. Mr. G. Johnson is a certified public accountant and prior to joining the Company, was a senior accountant with Coopers & Lybrand. Over his 24-year tenure with the Company, Mr. G. Johnson has held officer and director positions with various subsidiaries of the Company, hands-on experience that provides him with in-depth knowledge of the Company’s operations. Mr. G. Johnson’s presence on the Board provides a crucial link between the Board and management and also provides the Board with management’s current perspectives on the Company’s business and strategic vision for the Company. Mr. G. Johnson’s service on various boards of industry organizations including the Investment Company Institute’s Board of Governors also provides the Board with the benefit of additional perspectives on industry developments, including regulatory and policy issues.

Rupert H. Johnson, Jr.

Age 70

Nominee, Director Since 1969

Vice Chairman of the Company since December 1999; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of various investment companies managed or advised by subsidiaries of the Company.

Key Attributes, Experience and Skills:

Mr. R. Johnson’s service as Vice Chairman of the Company and as an officer, director or trustee of various subsidiaries of the Company and Franklin Templeton mutual funds since its inception provide the Board with significant knowledge of and insights into the Company and the global fund management industry in which we operate. His fundamental knowledge of the Company gained over 45 years give him an important perspective on the Company and provides significant leadership, business and operational expertise to the Board. Mr. Johnson has served on various industry boards and committees addressing investment company issues including the Board of Governors of the Investment Company Institute. In his capacity with the Company, he has served as Director of Research and is a portfolio manager for one of its funds. He provides the Board with a unique perspective on critical components of the Company’s business.

Mark C. Pigott

Age 56

Nominee

Chairman and Chief Executive Officer of PACCAR Inc, a global technology company in the capital goods and financial services industries, since January 1997. Formerly, Vice Chairman from January 1995 to December 1996, Executive Vice President from December 1993 to January 1995, Senior Vice President from January 1990 to December 1993, and Vice President from October 1988 to December 1989, of PACCAR. Director, PACCAR Inc.

Key Attributes, Experience and Skills:

Mr. Pigott’s experience as Chairman and Chief Executive Officer of PACCAR Inc, a Fortune 200 company, would provide the Board with valuable perspectives on financial, operational and strategic matters. Mr. Pigott has been recognized several times as one of the 10 Best CEOs by Forbes magazine. Under his leadership, PACCAR has generated superior long term shareholder returns and received 30 J.D. Power Customer Satisfaction Awards. He would bring substantial expertise in the areas of client service and customer satisfaction. As the leader of a major global company, Mr. Pigott has a deep understanding of issues associated with operating in multiple jurisdictions. His service on several boards including the Business Council, the Royal Shakespeare Company America, the PACCAR Foundation as well as his service on the board of PACCAR, would provide our Board with the benefit of his views on business, corporate governance and citizenship, finance and compensation matters.

Chutta Ratnathicam

Age 63

Nominee, Director Since 2003

Retired Senior Vice President and Chief Financial Officer of CNF Inc., a freight transportation, logistics, supply chain management and trailer manufacturing company, from 1997 to March 2005; formerly, Chief Executive Officer of the Emery Worldwide reporting segment of CNF from September 2000 to December 2001.

Key Attributes, Experience and Skills:

Mr. Ratnathicam’s experience of over 27 years in various accounting, finance and executive management roles, including as the Chief Financial Officer at CNF, Inc., provides the Board with significant expertise in the areas of finance, accounting, strategic planning and auditing. Mr. Ratnathicam has held finance and other management positions internationally, and has a keen understanding of the issues facing a multinational business such as the Company. He is on the Advisory Board of the California State University East Bay School of Business and Namaste Direct, a micro finance organization, and qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

Peter M. Sacerdote

Age 73

Nominee, Director Since 1993

Chairman, Whale Rock Capital Management, LLC, a hedge fund management company, since April, 2006. Formerly, Advisory Director and Chairman of the Investment Committee of the Principal Investment Area of Goldman, Sachs & Co., a global investment banking, securities and investment management firm, from May 1999 to 2006, and a general partner and then a limited partner of The Goldman Sachs Group, L.P.

Key Attributes, Experience and Skills:

Mr. Sacerdote brings significant business, financial and private investment experience as the Chairman of Whale Rock Capital Management LLC. During his tenure over several decades with Goldman, Sachs & Co., and Goldman, Sachs Group, L.P., where he served as chairman of the Investment Committee of its Principal Investment Area, he developed a deep understanding of investing and wide-ranging management expertise. Mr. Sacerdote has significant expertise with respect to financial statements, corporate finance, accounting and capital markets. His 17-year tenure on the Board gives him an important perspective on the Company’s business, strategy and culture.

Laura Stein

Age 49

Nominee, Director Since 2005

Senior Vice President—General Counsel of The Clorox Company, a leading marketer and manufacturer of consumer products, since January 2005; formerly, Senior Vice President and General Counsel of H.J. Heinz Company, a global marketer and manufacturer of branded food products, from January 2000 to January 2005.

Key Attributes, Experience and Skills:

As general counsel of two multinational corporations, with responsibility for legal, compliance, corporate governance, risk management and internal audit, among other matters, Ms. Stein brings expertise in these critical areas to the Board. Ms. Stein speaks six languages and has lived in non-US jurisdictions, bringing a global perspective and experience. She has a deep understanding of financial statements, corporate finance, and accounting. In addition, Ms. Stein’s leadership and service on the boards of non-profit organizations including Corporate Pro Bono, the ABA Task Force on the Preservation of Justice and the Leadership Council on Legal Diversity also provide the Board with the benefit of additional perspectives on diversity and corporate citizenship.

Anne M. Tatlock

Age 71

Nominee, Director Since December 21, 2004; Previously, Director from 2001 to Early December 2004

Vice Chairman of the Company from 2001 to 2007; Chairman of the Board and Chief Executive Officer from 2000 to 2006 and a director of Fiduciary Trust Company International, a subsidiary of the Company; formerly, President of Fiduciary Trust Company International and director of other subsidiaries of the Company. Director, Fortune Brands, Inc. and Merck & Co., Inc.

Key Attributes, Experience Skills:

As a former Vice Chairman of the Company and the former Chairman and Chief Executive Officer of Fiduciary Trust Company International, a bank subsidiary of the Company, Ms. Tatlock brings strong leadership skills and a wealth of knowledge of and experience with our Company to the Board, including valuable insights on the complex regulatory and banking issues the Company faces. She is a respected investment advisor and heads the investment committees of numerous entities, including the Andrew W. Mellon Foundation, American Ballet Theatre, the Howard Hughes Medical Institute, the Mayo Clinic and the National September 11 Memorial & Museum at the World Trade Center. She is the Chairman of the Andrew W. Mellon Foundation. Ms. Tatlock provides the Board the benefit of her substantial expertise in the areas of executive compensation and corporate governance from her tenure on the boards and various committees of Fortune Brands, Inc. and Merck & Co., Inc. as well as several non-profit organizations.

Geoffrey Y. Yang

Age 51

Nominee

Managing Director and Founding Partner of Redpoint Ventures, a private equity and venture capital firm, since 1999. Formerly, General Partner with Institutional Venture Partners from 1987 to 1999. Director, BigBand Networks.

Key Attributes, Experience and Skills:

Mr. Yang’s experience as a Founding Partner and Managing Director of Redpoint Ventures would provide the Board with valuable perspectives on financial and strategic matters as well as expertise in the capital markets. Since joining the venture capital business in 1985, Mr. Yang has helped start many media and infrastructure companies, including Ask Jeeves, MySpace, Foundry Networks, and Juniper Networks. This experience would provide strategic direction, growth and technology expertise to the Company. Mr. Yang’s current and prior service on the boards of several private and public companies as well as with non-profit organizations including the Advisory Council for the Stanford Graduate School of Business and the U.S. Golf Association would provide our Board with the benefit of his perspectives on business, corporate governance and citizenship, and finance.

Thomas H. Kean

Age 75

Director Since 2003

Chairman, The Robert Wood Johnson Foundation, a health and healthcare philanthropic foundation, since April 2005 and a member of the board of trustees of the foundation since July 1990; formerly, President of Drew University from February 1990 to June 2005; formerly, Governor of the State of New Jersey from 1982 to 1990. Director, Hess Corporation, Aramark Corporation (former), CIT Group Inc. (former), Fiduciary Trust Company International, a subsidiary of the Company (former), UnitedHealth Group Incorporation (former) and The Pepsi Bottling Group, Inc. (former).

Key Attributes, Experience and Skills:

Gov. Kean has had a wide-ranging career of public service. Having served as President of Drew University for 15 years, as a two-term Governor of the state of New Jersey and the head of several national committees and commissions including the National Commission on Terrorist Attacks upon the United States, he brings abundant leadership and management skills to the Board. Gov. Kean’s service on the boards of numerous not-for-profit organizations and corporations including The Robert Wood Johnson Foundation, the Carnegie Corporation of New York and the National Campaign to Prevent Teen and Unplanned Pregnancy, enables him to bring valuable insights and seasoned perspectives on the multi-faceted issues faced by the Company. His service on the Council on Foreign Relations, the National Security Preparedness Group and the National Committee on U.S.-China Relations demonstrates his deep understanding of international and risk issues.

Family Relations. Charles B. Johnson, the Chairman of the Board and a director of the Company, and Rupert H. Johnson, Jr., Vice Chairman and a director of the Company, are brothers. Peter M. Sacerdote, a director of the Company, is a brother-in-law of Charles B. Johnson and Rupert H. Johnson, Jr. Gregory E. Johnson, the President and Chief Executive Officer and a director of the Company, is the son of Charles B. Johnson, the nephew of Rupert H. Johnson, Jr. and Peter M. Sacerdote and the brother of Jennifer M. Johnson, the Executive Vice President and Chief Operating Officer. Jennifer M. Johnson is the daughter of Charles B. Johnson, the niece of Rupert H. Johnson, Jr. and Peter M. Sacerdote and the sister of Gregory E. Johnson.

CORPORATE GOVERNANCE

The Company regularly monitors regulatory developments and reviews its policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as corporate governance-related rules adopted by the SEC and the NYSE.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines, which are posted in the corporate governance section of the Company’s website at www.franklinresources.com (the “Company’s website”). The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other things, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation, director orientation and continuing education, management succession and performance evaluation of the Board.

Code of Ethics and Business Conduct. The Board has adopted a Code of Ethics and Business Conduct, which is applicable to all employees, directors and officers of the Company and its subsidiaries and affiliates. The Code of Ethics and Business Conduct is posted in the corporate governance section of the Company’s website. The Company also has a Compliance and Ethics Hotline, where employees can report a violation of the Code of Ethics and Business Conduct or anonymously submit a complaint concerning auditing or accounting matters. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics and Business Conduct for the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on the Company’s website.

Director Independence Standards. The Board has adopted guidelines for determining whether a director is independent, which are available on the Company’s website. The Board will monitor and review as necessary, but at least once annually, commercial, charitable, family and other relationships that directors have with the Company to determine whether the Company’s directors are independent.

For a director to be considered independent, the Board must determine affirmatively that the director does not have material relationships with the Company either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Such determination will be made and disclosed pursuant to applicable NYSE or other applicable rules. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. The Board has established the following guidelines to assist it in determining whether a director does not have material relationships and thereby qualifies as independent:

A.	A director will not be independent if, at any time within the preceding three years (unless otherwise specified below):

1.	(a) the director was employed by the Company; or

(b) an immediate family member1 of the director was employed by the Company as an executive officer2 of the Company;

2.	the director (or an immediate family member of the director who in the capacity of an executive officer of the Company) received direct compensation from the Company (other than for prior service as a director, or as pension or deferred compensation) of more than $120,000 in any 12-month period;

[1]	An immediate family member includes a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone (other than a domestic employee) sharing the director’s home.
[2]	An executive officer means a Section 16 reporting person under the Securities Exchange Act of 1934, as amended.

3.	(a) the director or an immediate family member of the director is currently a partner of the Company’s internal auditor or external independent auditor;

(b) the director is currently employed by the Company’s internal auditor or external independent auditor;

(c) an immediate family member of the director is currently employed by the Company’s internal auditor or external independent auditor and personally works on the Company’s audit; or

(d) the director or an immediate family member of the director was formerly employed by or a partner of the Company’s internal auditor or external independent auditor and personally worked on the Company’s audit within that time;

4.	the director or an immediate family member of the director was employed by another company and an executive officer of the Company served on the compensation committee of such other company; or

5.	(a) the director is an employee of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1.0 million or 2% of the other company’s consolidated gross revenues;

(b) an immediate family member of the director is an executive officer of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1.0 million or 2% of the Company’s consolidated gross revenues; or

(c) the director or an immediate family member of the director serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $3.0 million or 5% of that organization’s consolidated gross revenues.

B.	The following relationships are not by themselves considered to be material and would not by themselves impair a director’s independence:

1.	a director (or an immediate family member of the director) serves as an executive officer, employee, partner or significant owner (more than 10%) of a company that made payments to or received payments from the Company, in any single fiscal year, of less than the greater of $1.0 million or 2% of the consolidated gross revenues of the other entity;

2.	a director is an executive officer of another company, which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other, in any single fiscal year, is less than 2% of the total consolidated assets of the other company;

3.	a director (or an immediate family member of a director) serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $1.0 million or 2% of that organization’s consolidated gross revenues, provided that such contributions do not exceed the limits set forth in Paragraph A.5(c) above and that disclosure is made in the Company’s annual proxy statement;

4.	a director serves or served as a director of a subsidiary, which is a privately held, wholly-owned, direct or indirect subsidiary of the Company;

5.	a director or an immediate family member of a director has entered into a transaction(s) with the Company or any affiliate of the Company in which the transaction(s) involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services, provided the terms of such transaction(s) are not preferential to the terms for similar transactions by the Company or affiliate of the Company in the ordinary course;

6.	a director or an immediate family member of a director maintains a banking, trading, investment management, custody or other account with an affiliate of the Company, provided the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course; or

7.	the Company or any affiliate of the Company extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal home improvement or manufactured home loan, consumer credit, any extension of credit under an open end credit plan or a charge card to a director or an immediate family member of a director, if such loan, consumer credit, extension of credit or charge card otherwise is permitted to such director or immediate family member of a director under the terms of Section 402 of the Sarbanes-Oxley Act of 2002, which was codified as Section 13(k) of the Securities Exchange Act of 1934, as amended.

C.	For all relationships not specifically and clearly addressed by the guidelines above, the determination of whether or not a director has a material relationship, and therefore whether or not the director qualifies as independent or not, shall be made by the Board based on the totality of circumstances.

Policy Regarding Multiple Board Memberships. The Board has adopted, upon the recommendation of the Corporate Governance Committee, a policy regarding memberships on multiple boards of directors or equivalent governance bodies of unaffiliated publicly traded companies or other entities. If a member of the Board also serves as the principal executive officer, such as the Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on three or more boards of directors or equivalent governance bodies of unaffiliated publicly traded companies, excluding the Company’s Board. If a member of the Board does not serve as a principal executive officer, such as a Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on four or more boards of directors or equivalent governance bodies of publicly traded companies, excluding the Company’s Board. The Corporate Governance Committee has consented to Mr. Armacost’s service on four outside boards of directors.

Policy Regarding Change in Principal Employment of Director. When a director’s principal employment or business association changes significantly during his or her tenure as a director, that director shall offer his or her resignation for consideration by the Board of Directors. The Corporate Governance Committee, on behalf of the Board of Directors, will evaluate the change in circumstances and will recommend to the Board the action, if any, to be taken. The Corporate Governance Committee will review each situation on an individual basis and take into consideration such matters as the Committee deems appropriate, such as the background and expertise of the director and the contribution the director is expected to make to the Board given the change in circumstances. The Board, in its sole discretion, shall determine whether or not to accept the director’s offer of resignation.

Prohibition against Hedging Transactions. Pursuant to the Company’s Code of Ethics and Insider Trading Compliance and Procedures which is applicable to all employees, directors and officers of the Company and its subsidiaries and affiliates, short sales of securities, including “short sales against the box” (i.e. a short sale by the holder of a long position in the same stock) of Franklin Resources, Inc., or any of the Franklin Templeton closed-end funds, or any other security issued by the Company or any of its subsidiaries are prohibited. This prohibition also applies to effecting economically equivalent transactions, including, but not limited to purchasing and selling call or put options and swap transactions or other derivatives.

Stock Ownership Guidelines. As a significant ownership interest by directors in the Company tends to align the interests of members of the Board with the interests of the Company’s stockholders, all directors on the Board are expected to own by December 16, 2010 or, if the director joined the Board after that date, within five years after first joining the Board, shares of common stock of the Company with a value of at least $250,000. Similarly, as a significant ownership interest by certain senior officers in the Company tends to align the interests of members of management of the Company with the Company’s stockholders and to strengthen the link between long-term Company performance and executive compensation, the following senior officers of the Company are expected to own shares of common stock of the Company with a value equal to a specific multiple of such senior officer’s base salary, as indicated in the table below, by the later of December 31, 2010 or five years from when he or she first assumed the particular senior officer position for which stock ownership is expected:

Senior Officer Level	Market Value of Shares Owned as a Multiple of Base Salary
Chairman	5X
Vice Chairman	5X
President and/or Chief Executive Officer	5X
Executive Vice President	4X
Senior Vice President	3X

In implementing these guidelines for directors and such senior officers of the Company, both direct and certain indirect forms of ownership are recognized in achieving these guidelines, including shares owned outright, restricted stock, restricted stock units, 401(k) funds invested in shares of the Company’s stock, and funds deemed invested in shares of common stock under the Directors deferred compensation plan. Shares of common stock held by immediate family members (which includes a director’s or senior officer’s spouse, children and parents) or entities controlled by a director or senior officer may be considered holdings of the director or senior officer for purposes of the guidelines only and not as an admission of beneficial ownership for any other purpose. As of December 31, 2010, all directors and officers who have held their positions for at least five years were in compliance with these guidelines.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

BOARD MEETINGS AND ANNUAL MEETING OF STOCKHOLDERS

During the fiscal year ended September 30, 2010 (“fiscal year 2010”), the Board held five meetings (not including committee meetings). For fiscal year 2010, each director attended at least 94.4% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.

The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. To promote open discussion among the independent directors, the independent directors meet in executive session at least two times per year and generally meet in executive session after regularly scheduled Board meetings. Charles Crocker, an independent director, has been appointed to preside at the executive sessions of the independent directors. The Board encourages directors to attend the annual meeting of stockholders. All of the 11 directors then standing for election attended last year’s annual meeting, in person or telephonically.

COMMITTEE MEMBERSHIP AND MEETINGS

The current standing committees of the Board are the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The table below provides current membership and meeting information.

	Audit	Compensation	Corporate Governance
Samuel H. Armacost	—	M	—
Charles Crocker	M	C	—
Joseph R. Hardiman	—	M	C
Thomas H. Kean	—	M	M
Chutta Ratnathicam	C	—	—
Laura Stein	M	—	—
Anne M. Tatlock	—	—	M

Fiscal Year 2010 Meetings	12	8	5

M—Member
C—Chairman

Below is a description of each standing committee of the Board. The Board has affirmatively determined that each standing committee consists entirely of independent directors pursuant to rules established by the NYSE, rules promulgated under the Securities Exchange Act of 1934, and the Director Independence Standards established by the Board. See “Director Independence Standards” above. The Board has also determined that each member of the Audit Committee is independent under the criteria established by the NYSE and the SEC for audit committee members.

THE AUDIT COMMITTEE

Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, the Audit Committee currently consists of Messrs. Ratnathicam (Chairman) and Crocker and Ms. Stein.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee: (1) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditors’ qualifications and independence; and (4) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the report the Audit Committee is required to include in the Company’s annual proxy statement. In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including approval of all services and fees of the independent auditors. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, the related reports and any recommendations they may make. The Audit Committee also reviews the annual audited financial statements for the Company. In addition, the Audit Committee assists the Board in the oversight of the Company’s risk management processes (as described more fully above under the “Risk Management and the Board’s Role in Risk Oversight”).

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. The Audit Committee met 12 times during fiscal year 2010. The Audit Committee Charter, which was amended since the last annual meeting of stockholders, is attached as Appendix A and posted in the corporate governance section of the Company’s website. The Board has determined that all Audit Committee members are financially literate under the NYSE listing standards and that Mr. Chutta Ratnathicam, an independent director, is an audit committee financial expert within the meaning of the rules of the SEC.

THE COMPENSATION COMMITTEE

The Compensation Committee currently consists of Messrs. Crocker (Chairman), Armacost, Hardiman and Kean. The Compensation Committee oversees the establishment of goals and objectives related to Chief Executive Officer compensation, determines the compensation level of the Chief Executive Officer, assists the Board in fulfilling its responsibility relating to the compensation (and related benefits) of the executive officers of the Company, discharges the responsibilities of the Board relating to compensation of the Company’s executives and prepares the annual report on executive officer compensation for the Company’s proxy statement. The Committee also reviews and discusses with management proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in the Company’s proxy statement. In addition, the Compensation Committee reviews and approves compensation arrangements and deferred compensation agreements between the Company and members of its Board of Directors. The Compensation Committee may delegate any of its responsibilities to subcommittees as it deems appropriate.

The Compensation Committee generally follows the following processes and procedures in connection with the consideration and determination of the compensation of the Company’s executive officers and directors.

Determination of Executive Compensation. The Compensation Committee meets periodically throughout the year to (i) review and approve corporate goals and objectives relevant to the compensation of the executive officers, (ii) evaluate the performance of the executive officers in light of those goals and objectives, and (iii) determine and approve the compensation of the executive officers. For a detailed description regarding the Compensation Committee’s role in setting executive compensation, including the role of executive officers in the process, see “Executive Compensation—Compensation Discussion and Analysis” below.

Determination of Director Compensation. The Compensation Committee meets at least annually to review and make recommendations to the Board on the compensation (including equity-based compensation) of the Company’s directors. In reviewing and making recommendations on director compensation, the Committee considers, among other things, the following policies and principles:

•

that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of an organization of the Company’s size and scope of business activities, including service on Board committees;

•	that a component of the compensation should be designed to align the directors’ interests with the long-term interests of the Company’s stockholders; and

•	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

As a part of its review, the Compensation Committee periodically engages an outside consultant to report on comparable director compensation practices and levels. No executive officer of the Company is involved in determining or recommending director compensation levels. For a detailed description regarding the role and scope of assignment of the Compensation Committee’s compensation consultants, see “Executive Compensation—Compensation Discussion and Analysis” below. See the section of this Proxy Statement entitled “Director Fees” below, for a more detailed discussion of compensation paid to the Company’s directors during fiscal year 2010.

Incentive Plan Matters. The Compensation Committee also administers the Company’s Amended and Restated Annual Incentive Compensation Plan (the “AIP”), the 2004 Key Executive Incentive Compensation Plan (the “KEIP”), the USIP and the ESIP.

The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board of Directors annually review and revise the charter, as necessary or appropriate. The Compensation Committee Charter is posted in the corporate governance section of the Company’s website. The Compensation Committee met eight times during fiscal year 2010.

THE CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee currently consists of Messrs. Hardiman (Chairman) and Kean and Ms. Tatlock.

The Corporate Governance Committee has the responsibilities set forth in its charter and provides counsel to the Board of Directors with respect to the organization, function and composition of the Board and committees and oversees the evaluation of the Board and management of the Company. The Corporate Governance Committee is also responsible for developing and recommending to the Board corporate governance policies and procedures applicable to the Company and reviewing the anti-money laundering policies, procedures and operations of the Company on a periodic basis. The Corporate Governance Committee met five times during fiscal year 2010. The Corporate Governance Committee Charter which was amended since the last annual meeting of stockholders, is attached as Appendix B and posted in the corporate governance section of the Company’s website.

The Corporate Governance Committee is responsible for identifying and recommending to the Board potential director candidates for nomination and election to the Board at the annual meeting of stockholders. It uses a variety of means as it determines are necessary or appropriate, including recommendations of stockholders, to do so. The Corporate Governance Committee has adopted a policy regarding nominations and qualifications of directors, which has been approved by the Board. Under such policy, the Corporate Governance Committee may solicit recommendations from current and former directors, management or others who may be familiar with qualified candidates, and may consider current directors for re-nomination. The Corporate Governance Committee may, in its sole discretion, retain and terminate any search firm (and approve such search firm’s fees and other retention terms) to assist in the identification of candidates.

The Corporate Governance Committee believes there are certain minimum skills and qualifications that each director nominee must possess or satisfy, including:

•	high personal and professional integrity and ethical character;

•	significant achievement in business, finance, government, education, law, technology or other fields important to the operation of the Company;

•	the ability to exercise sound business judgment on a broad range of issues;

•	sufficiently broad experience and professional and educational background to have a general appreciation of the major issues facing public companies of a size and scope similar to the Company;

•	the willingness and ability to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its committees; and

•	being prepared to represent the best interests of the Company and its stockholders and committed to enhancing stockholder value.

The Corporate Governance Committee also believes there are other skills and qualifications that at least one or more directors must possess or satisfy, including:

•	experience and knowledge of the industry sector in which the Company operates its businesses;

•	a majority of the directors being “independent” directors in accordance with the corporate governance listing standards of the NYSE and any other applicable securities exchanges;

•

at least three directors meeting the additional independence requirements for members of the Audit Committee of the Board in accordance with the applicable rules of the NYSE, other applicable securities exchanges and the SEC;

•	at least three directors who are eligible to serve on the Audit Committee of the Board being “financially literate” or capable of becoming “financially literate” within a reasonable period of time;

•	at least one director who is eligible to serve on the Audit Committee of the Board being an “audit committee financial expert” in accordance with applicable rules of the SEC; and

•	other standards the Board may adopt from time to time.

In considering candidates for director nominee, the Corporate Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the overall Board balance of diversity of perspectives, backgrounds and experiences. The Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities.

With respect to current directors, the Corporate Governance Committee considers past attendance at meetings and assesses participation in and contributions to the activities of the Board. The Corporate Governance Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, the Corporate Governance Committee may seek input from the Company’s management or the Board, who may interview any candidate. The Corporate Governance Committee recommends director nominees to the Board based on its assessment of overall suitability to serve on the Board in accordance with the Company’s policy regarding nominations and qualifications of directors.

The Corporate Governance Committee will consider candidates recommended for nomination to the Board by stockholders of the Company. Stockholders may make such a recommendation by submitting a completed Director Nomination Form, which is posted in the corporate governance section of the Company’s website, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. Completed Director Nomination Forms shall be sent to: Corporate Governance Committee, Franklin Resources, Inc., c/o Maria Gray, Secretary, One Franklin Parkway, San Mateo, CA 94403-1906. This year our Proxy Statement is dated January 25, 2011; for a recommendation to be properly made for the 2012 annual meeting, we must receive the notice of recommendation between August 28, 2011 and September 27, 2011.

The manner in which the Corporate Governance Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Corporate Governance Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Corporate Governance Committee will not evaluate a candidate recommended by a stockholder unless the Director Nomination Form provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service as publicly disclosed by the Company and to provide all of the information necessary to conduct an evaluation.

BOARD LEADERSHIP STRUCTURE

Mr. Charles B. Johnson serves as our Chairman of the Board. In his capacity as Chairman of the Board, he leads the Board in the fulfillment of its responsibilities and presides at all meetings of the Board and stockholders. Mr. C. B. Johnson also advises the President and the Board of Directors on issues related to the Company’s strategic plans and material transactions and acts in concert with the President as a spokesperson for the Company. Mr. Gregory E. Johnson serves as our CEO. In his role as CEO, Mr. G. Johnson has general responsibility for the management and operations of the Company. While the Board does not have a fixed policy regarding the separation of the offices of the Chairman and Chief Executive Officer, the Corporate Governance Committee reviews the Board’s leadership structure annually with the Board. The Board believes the current structure is appropriate and effective because Mr. C. B. Johnson is able to focus his efforts on leadership of the Board in its oversight of the Company’s risks, business and strategy while Mr. G. Johnson focuses on the day-to-day leadership of the Company while maintaining an engaged and open relationship with the Board, of which he is a member. As Mr. C. B. Johnson and Mr. G. Johnson are not independent directors under the NYSE rules, Mr. Charles Crocker, an independent director, has been appointed to preside at the executive sessions of the independent directors.

RISK MANAGEMENT AND THE BOARD’S ROLE IN RISK OVERSIGHT

Our Company recognizes the importance of effective risk management to the success of our business and our stockholders and has long-standing and highly developed structures in place to manage risk. The Board of Directors has principal responsibility for oversight of the Company’s risk management processes. The Board regularly receives information on risks facing the Company from, and provides oversight to, a variety of management groups, including the enterprise risk management, global compliance, internal audit, finance risk & control and compensation risk review groups. These groups provide reports either directly to the full Board, or to the Audit Committee or Compensation Committee, each of which is comprised solely of independent directors and reports to the full Board at each of its meetings. Regional and separate key risk committees of our management, as well as business and operational risk functions, report to the enterprise-wide management groups which in turn report to the full Board or a committee of the Board. Our internal audit and global compliance groups conduct monitoring and testing of Company-wide policies and procedures and report quarterly to the Audit Committee and Board of Directors, respectively.

The full Board oversees the Company’s business continuity planning, reviewing and approving management’s plans with respect to, among other things, disaster planning, crisis management, and prioritization of recovery efforts. The Board also reviews and approves the Company’s contingency funding plan, which addresses how the Company would respond to possible liquidity crises created by temporary market disruptions and/or longer-term financial distress.

The Audit Committee receives risk management and internal audit reports at least quarterly and oversees enterprise risk assessment and risk management policies and procedures. The full Board receives reports of, and provides direction to, the enterprise-wide risk management committee at least annually. The Compensation Committee evaluates the Company’s compensation policies and programs to ensure they do not encourage excessive risk-taking. A newly formed management compensation risk review committee (the “CRRC”), designed to review new and existing compensation programs and practices to ensure that they do not encourage imprudent risk taking or expose the Company to material amounts of risk, will report at least annually on its findings to the Compensation Committee. As part of the CRRC’s review of compensation arrangements across the Company, the Human Resources Group undertook a comprehensive assessment of existing compensation programs and practices to ensure that imprudent risk-taking is not encouraged and that appropriate risk mitigation features are in place. The Audit Committee and the Compensation Committee in turn report on risk, along with other committee matters, at meetings of the full Board.

At their meetings, the Board, Audit Committee and Compensation Committee review and discuss identified risks with the relevant members of senior management and members of the various groups with responsibility for risk identification and management. These regular communications provide the Board with a practical and in-depth understanding of the risks facing the Company and enable the Board to provide direction to management with respect to its approach to identifying, monitoring and addressing material risks.

Our Board’s role in risk oversight is well-supported by having an experienced Chairman and Chief Executive Officer, each of whom has extensive knowledge of and experience with the risks that the Company faces. In addition, each of the committees of the Board is composed entirely of independent directors, as described above in “Committee Membership and Meetings”, which the Board believes also enhances risk oversight.

DIRECTOR FEES

STANDARD COMPENSATION ARRANGEMENTS

Standard Board Fees. In fiscal year 2010, Directors who were not employees of the Company were paid a retainer fee of $17,500 per quarter. They also received $3,000 per Board meeting attended. Furthermore, each of these directors received an annual stock grant valued at $75,000 (rounded up to the nearest whole share) on the date of the annual organizational meeting of the Board.

Standard Committee Fees. Directors who were not employees of the Company and who served on Board committees were paid $1,500 per committee meeting attended. Additionally, the Chairpersons of the Compensation Committee and the Corporate Governance Committee received $1,250 per quarter and the Chairperson of the Audit Committee received $2,500 per quarter.

Other Board Compensation. The Company reimburses directors for certain expenses incurred in connection with attending Board and committee meetings as well as other Company-related events, including travel, hotel accommodations, meals and other incidental expenses for the director and his or her spouse accompanying the director in connection with such events. The Company may also, from time to time, provide directors and their spouses token gifts of nominal value.

The following table details the total compensation earned by the Company’s directors in fiscal year 2010:

FISCAL YEAR 2010 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total Compensation ($)
Samuel H. Armacost	97,000	75,000	—	172,000
Charles Crocker (4)	60,000	175,000	—	235,000
Joseph R. Hardiman	104,000	75,000	—	179,000
Charles B. Johnson (5)	—	—	—	—
Gregory E. Johnson (6)	—	—	—	—
Rupert H. Johnson (5)	—	—	—	—
Thomas H. Kean (4)(7)	199,500	—	—	199,500
Chutta Ratnathicam	110,000	75,000	—	185,000
Peter M. Sacerdote	—	160,000	—	160,000
Laura Stein	26,500	151,500	—	178,000
Anne M. Tatlock (4)	129,500	75,000	—	204,500
Robert D. Joffe (4)(8)	50,859	8,975	—	59,834

(1)	Fees include quarterly retainer fees, Board and various committee meeting attendance fees and fees for service as a committee chairman. Fees are awarded in cash, the payment of which may be deferred pursuant to the 2006 Directors Deferred Compensation Plan (the “Director Deferred Plan”) described below in “Deferred Director Fees”. Pursuant to the Director Deferred Plan, directors may elect to defer payment of their directors’ fees and stock awards into hypothetical investments in common stock of the Company and/or in Company sponsored mutual funds. If a director receives fees in cash or elects to defer fees (including the annual stock grant) into hypothetical units of Company sponsored mutual funds, such amounts are included in this column. Any such director fees deferred into hypothetical shares of the Company’s common stock are included in the “Stock Awards” column. See notes 2 and 3 below.
(2)

Stock Awards amounts represent the aggregate grant date fair value, recorded in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“ASC 718”), associated with (i) an annual stock grant made on March 16, 2010, provided such stock grant is not deferred into hypothetical units of Company sponsored mutual funds (see note 1 above), and (ii) director fees earned in fiscal year 2010 but whose payment is deferred into hypothetical shares of the Company’s common stock and eventually payable in cash. See “Deferred Director Fees” below. The ASC 718 valuation assumptions (i) for the annual stock grant are the closing price for the common stock on the NYSE on the grant date (March 16, 2010) and (ii) for the deferred hypothetical Company common stock are changes in the closing price of the common stock on the NYSE during fiscal year 2010, and the reinvestment of dividends declared by the Company. Because of the required accounting treatment under ASC 718, the Stock Award amounts for fees earned in fiscal year 2010 and deferred into hypothetical shares of common stock vary (up or down) to reflect market prices of the common stock.

(3)	The following represents the grant date fair value for all Stock Awards received in fiscal year 2010, computed in accordance with ASC 718:

Name	Actual Common Stock ($)	Deferred Hypothetical Shares ($)
Samuel H. Armacost	—	75,000
Charles Crocker	—	175,000
Joseph R. Hardiman	75,000	—
Thomas H. Kean	—	—
Chutta Ratnathicam	—	75,000
Peter M. Sacerdote	—	160,000
Laura Stein	—	151,500
Anne M. Tatlock	75,000	—
Robert D. Joffe	—	8,975

(4)	Fees also include fees for service as a member of the Board of Directors of Fiduciary Trust Company International (“Fiduciary Trust”), a subsidiary of the Company. Fiduciary Trust directors receive an annual retainer fee of $35,000 (paid quarterly) and an annual retainer fee for committee services of $5,000 (paid quarterly). Messrs. Crocker, Joffe and Kean and Ms. Tatlock received the following fees related to their service on the Fiduciary Trust Board of Directors during fiscal year 2010: Mr. Crocker and Ms. Tatlock each received $40,000 for serving the entire year; Messrs. Joffe and Kean, who each served only part of the fiscal year, received $13,334 and $20,000, respectively. Messrs. Crocker, Joffe and Kean elected to defer certain of their fees earned for their service on the Fiduciary Trust Board of Directors during fiscal year 2010. Any such director fees earned in fiscal year 2010 but deferred into Company sponsored hypothetical mutual fund units are included in the “Fees Earned or Paid in Cash” column and fees deferred into hypothetical common stock of the Company are included in the “Stock Awards” column. See notes 1 and 2 above.
(5)	Messrs. C. B. Johnson and R. H. Johnson, Jr. are both executives as well as directors of Franklin Resources, Inc. and do not receive compensation for their services as directors. See “Certain Relationship and Related Transactions” below for information regarding their fiscal year 2010 compensation.
(6)	Mr. G. Johnson is the President and Chief Executive Officer of the Company and does not receive compensation for his service as a director. See the Summary Compensation Table in “Proposal No. 1: Election of Directors—Executive Compensation” below.
(7)	Mr. Kean retired from the Board of Directors of Fiduciary Trust on March 10, 2010.
(8)	Due to his untimely passing, Mr. Joffe served on the Board for only part of the fiscal year.

DEFERRED DIRECTOR FEES

The Company and its subsidiaries allow non-employee directors to defer payment of their directors’ fees and stock awards, and to treat the deferred amounts as hypothetical investments in common stock of the Company and/or in Company sponsored mutual funds, as applicable. Directors are then credited with the same earnings, gains or losses that they would have incurred if the deferred amounts had been invested in the specific investments, in the specific amounts and for the specific periods as directed by each particular director. Additionally, directors who defer their directors’ fees and stock awards are credited with notional dividends and other distributions at the same time, in the same form, and in equivalent amounts as dividends and other distributions that are payable from time to time with respect to investments selected by each particular director. On the payout dates elected by a director, the hypothetical investments are valued and the Company or its subsidiary, as applicable, must pay the director or his or her beneficiary an amount equal to the value of the hypothetical investments.

Payouts may be made in a lump sum or in periodic installments. If a director changes his or her distribution election for amounts previously deferred, any such change does not take effect for one (1) year from the date of the new election and each distribution installment (or lump sum) will occur no earlier than five (5) years after such installment (or lump sum) would have been paid under the prior distribution election (with a series of distributions treated as one payment for this purpose). Accelerated distributions are permitted in limited circumstances in accordance with Section 409A of the Internal Revenue Code (the “Code”) (“Section 409A”), and the plan may be terminated by the Company if certain conditions are met, in each case as set forth more fully in the plan. The plan is intended to comply with the provisions of Section 409A.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth the common stock beneficially owned as of December 31, 2010 by each stockholder known to us to beneficially own more than five percent of the Company’s outstanding common stock as of such date. The percentage of ownership indicated in the following table is based on 223,429,244 shares of common stock outstanding on December 31, 2010.

Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(d)	Percent of Class
Charles B. Johnson (b)	37,194,183	16.65%
Rupert H. Johnson, Jr. (c)	36,870,252	16.50%

(a)	The addresses of Messrs. C. B. Johnson and R. H. Johnson, Jr. are: c/o Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906.
(b)	Includes 1,906,117 shares held in an individual retirement account (an “IRA”), 500,000 shares held by Mr. C. B. Johnson’s spouse, and 272,600 shares held by a trust of which Mr. C. B. Johnson’s spouse is the lifetime beneficiary. Also includes an aggregate of 1,495,630 shares held by two private charitable foundations, of which Mr. C. B. Johnson is a trustee, of which Mr. C. B. Johnson disclaims beneficial ownership, and 6,364 shares which represent Mr. C. B. Johnson’s approximate holdings through the 401(k) Plan. Also includes 6,000,000 shares pledged as collateral in connection with a line of credit.
(c)	Includes 1,387,245 shares held in an IRA, and 3,372 shares held by Mr. R. H. Johnson, Jr.’s spouse, of which Mr. R. H. Johnson, Jr. disclaims beneficial ownership. Also includes 418,911 shares held by a private charitable foundation, of which Mr. R. H. Johnson, Jr. is a trustee, and of which Mr. R. H. Johnson, Jr. disclaims beneficial ownership, and 6,909 shares which represent Mr. R. H. Johnson, Jr.’s approximate holdings through the 401(k) Plan.
(d)	Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and investment power with regard to the shares beneficially owned by such owner.

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the common stock beneficially owned as of December 31, 2010 by (1) each director nominee, (2) each executive officer named in the Summary Compensation Table below, and (3) all director nominees and executive officers as a group. The percentage of ownership indicated in the following table is based on 223,429,244 shares of the Company’s common stock outstanding on December 31, 2010.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class
Vijay C. Advani (b)	71,949	*
Samuel H. Armacost (c)(d)	2,000	*
Charles Crocker (d)	8,660	*
Joseph R. Hardiman	5,735	*
Charles B. Johnson (e)	37,194,183	16.65%
Gregory E. Johnson (f)	1,781,563	*
Jennifer M. Johnson (g)	1,512,753	*
Rupert H. Johnson, Jr. (h)	36,870,252	16.50%
Thomas H. Kean	10,030	*
Kenneth A. Lewis (i)	34,951	*
Mark C. Pigott	—	*
Chutta Ratnathicam (d)	4,952	*
Peter M. Sacerdote (d)	29,319	*
Laura Stein (d)	1,378	*
Anne M. Tatlock	180,060	*
Geoffrey Y. Yang	—	*
William Y. Yun (j)	105,068	*
Director Nominees and Executive Officers as a Group (consisting of 25 persons) (k)	77,993,403	34.85%

*	Represents less than 1% of class
(a)	Except as described otherwise in the footnotes to this table: (i) each beneficial owner listed in the table has sole voting and investment power with regard to the shares beneficially owned by such owner; (ii) each share of unvested restricted stock confers voting but not dispositive power; and (iii) shares beneficially owned pursuant to options include only shares that the individual has the right to acquire beneficial ownership of within 60 days following December 31, 2010.
(b)	Includes 22,186 shares of unvested restricted stock. Also includes 48,516 shares held in a trust of which Mr. Advani and his spouse are co-trustees with shared voting and investment power, and 328 shares which represent Mr. Advani’s approximate holdings through the 401(k) Plan.
(c)	Mr. Armacost and his spouse have shared voting and investment power with respect to shares owned.
(d)	Does not include any hypothetical shares described under “Proposal No. 1: Election of Directors—Director Fees—Deferred Director Fees”.
(e)	See footnote (b) under “Security Ownership of Principal Stockholders” above.
(f)	Includes 62,007 shares of unvested restricted stock, and 252,281 shares that may be purchased pursuant to options. Also includes 19,038 shares held in a trust of which Mr. G. Johnson is a trustee for his minor children, of which Mr. G. Johnson disclaims beneficial ownership, 4,821 shares held by Mr. G. Johnson’s spouse, of which Mr. G. Johnson disclaims beneficial ownership, 910,000 shares held pursuant to a limited partnership, 2,700 shares held in a business trust for the benefit of Mr. G. Johnson and his children, and 1,462 shares which represent Mr. G. Johnson’s approximate holdings through the 401(k) Plan.
(g)	Includes 11,840 shares of unvested restricted stock, and 69,505 shares that may be purchased pursuant to options. Also includes 47,518 shares held in a trust of which Ms. Johnson is a trustee for her minor children, of which Ms. Johnson disclaims beneficial ownership, 870,000 shares held pursuant to a limited partnership, 5,000 shares held in a business trust for the benefit of Ms. Johnson and her children, and 503 shares which represent Ms. Johnson’s approximate holdings through the 401(k) Plan.

(h)	See footnote (c) under “Security Ownership of Principal Stockholders” above.
(i)	Includes 11,175 shares of unvested restricted stock, and 7,431 shares that may be purchased pursuant to options. Also includes 552 shares which represent Mr. Lewis’ approximate holdings through the 401(k) Plan.
(j)	Includes 9,202 shares of unvested restricted stock. Also includes 4,686 shares which represent Mr. Yun’s approximate holdings through the 401(k) Plan.
(k)	Includes 143,267 shares of unvested restricted stock, and 356,120 shares that may be purchased pursuant to options. Also includes 23,039 shares which represent the aggregate approximate holdings of these individuals through the 401(k) Plan. Also includes an aggregate of 6,000,000 shares pledged as collateral in connection with a line of credit.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of the Compensation Committee’s philosophy and objectives in designing compensation programs for the executive officers. In this discussion and analysis, we address the compensation determinations and the rationale for those determinations relating to the Company’s chief executive officer, chief financial officer, and the next three most highly compensated executive officers, whom we refer to collectively as the “named executive officers”.

This discussion should be read together with the compensation tables for the named executive officers that can be found in this Proxy Statement following this discussion. Unless otherwise indicated, any references to a particular year in the following discussion means the fiscal year ended September 30th of such year.

Executive Summary

The Compensation Committee believes that executive compensation should be linked with the Company’s performance and that executive compensation should be significantly aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the Company’s current and future success.

The compensation of the named executive officers should be understood within the context of the Company’s business. The Company is an investment management organization focused on long-term performance. One of the Compensation Committee’s main goals is to focus the executives on the Company’s long-term performance. The Compensation Committee believes that long-term awards are effective tools for aligning the executives’ interests with long-term stockholder interests in order to increase overall stockholder value. In addition, the named executive officers are often asked to implement long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the named executive officers aids in the Company’s implementation of such long-term initiatives. However, a portion of the named executive officers’ annual compensation is also linked to the short-term success of the Company in order to motivate and reward executives to achieve certain objectives and to attract and retain talented executives.

The Company’s compensation levels historically have been conservatively positioned as compared to those of its peer companies. The named executive officers are all employed at will, without employment agreements, guaranteed severance arrangements or payment arrangements that would automatically be triggered by a change in control of the Company. The Company does not provide any significant retirement plans or benefits for the executive officers other than the Franklin Templeton 401(k) Retirement Plan (the “401(k) Plan”), which is available to the Company’s United States-based employees.

Each element of compensation paid to the Company’s named executive officers is designed to support one or more of the objectives described below.

Objectives of the Compensation Program

Company-wide Objectives. In order to link executive compensation to the Company’s performance, the Compensation Committee considers a number of different financial and non-financial objectives it believes further the growth and welfare of the Company. In particular, the Compensation Committee may reward executives for continued improvement in some or all of the following Company-wide performance measures, among others:

• annual revenue	• investment management revenue
• assets under management	• operating income
• diluted earnings per share growth	• operating revenues

• earnings per share	• operating profit margin
• expense management	• pre-tax operating income
• net income	• sales
• investment management performance	• total return to stockholders

In recent years, the Compensation Committee has placed an emphasis on investment management performance, diluted earnings per share growth, operating profit margin, pre-tax operating income, operating income growth and net sales as it believes these financial measures are significant indicators of the Company’s overall performance.

Business Unit Objectives. The Company-wide performance measures described above are driven by and reflect the combined performance of the Company’s numerous individual business units. However, the Compensation Committee recognizes that such Company-wide measures often may not fully reflect the individual performance and contributions made by the Company’s separate business units and their respective leaders. The Compensation Committee therefore believes that, in addition to Company-wide objectives, individual objectives should be set for the executives that are linked to the growth and development of their respective business units. Such goals are specifically tailored to each business unit and include, but are not limited to, a mix of investment performance, sales, financial, customer service, technology and human resources objectives. The Compensation Committee seeks to reward executives who achieve such objectives as they are designed to improve business unit performance and contribute to the performance of the Company as a whole.

What the Compensation Program Rewards and its Relationship to the Company-wide and Business Unit Objectives

The compensation program for executive officers, including the named executive officers, consists primarily of a base salary and incentive compensation consisting of a combination of cash and equity bonuses based upon the achievement of business unit and Company-wide objectives.

Each element of compensation is designed to reward different results as summarized below:

Compensation Element	Designed to Reward	Relationship to the Objectives
Base Salary	Experience, knowledge of the industry, duties and scope of responsibility	Provides a minimum, fixed level of cash compensation to attract and retain talented executives to the Company who can continue to improve the Company’s overall performance

Short-term Incentive Compensation	Success in achieving annual objectives	Motivates executives to achieve specific Company-wide and business unit objectives Provides competitive compensation to attract and retain talented executives

Long-term Incentive Compensation	Continued excellence and attainment of objectives over time	Motivates executives to achieve long-term business unit and Company-wide objectives

	Success in long-term growth and development	Aligns the executives’ interests with long-term stockholder interests in order to increase overall stockholder value Provides competitive compensation to attract and retain talented executives

The Elements of Executive Compensation

Base Salary. The Compensation Committee believes that base salaries for the named executive officers should be limited to a reasonable base compensation for the day-to-day performance of their job responsibilities, and that the majority of their pay should be in variable compensation tied to performance. Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility. Base salaries are evaluated by the Compensation Committee annually for all named executive officers and in general remain static unless the individual is promoted or the Compensation Committee determines that an adjustment is necessary due to compensation or economic trends in the industry.

Short-term and Long-term Incentive Compensation. The Compensation Committee believes that named executive officers should be encouraged to enhance the Company’s performance by linking the receipt of a significant portion of their compensation to the achievement of business unit and Company-wide objectives.

To facilitate the Company’s incentive program, each year the Compensation Committee establishes an award pool, under the Annual Incentive Compensation Plan (“AIP”), from which grants are made to named executive officers and other salaried employees of the Company to reward performance. The size of the award pool available for bonus payments is set by the Compensation Committee as a percentage (not to exceed 20%) of the net operating income of the Company, exclusive of passive income and calculated before non-operating interest, taxes, extraordinary items, and certain special items (such as special compensation payouts on account of a merger) and before the accrual of awards under the AIP including awards under the Company’s 2004 Key Executive Incentive Compensation Plan, or KEIP, or any successor plan (referred to as “pre-bonus operating income” or “PBOI”).

In determining the percentage of pre-bonus operating income that will go into the award pool, the Compensation Committee considers the recommendation of the Company’s Human Resources Group as to the appropriate size of the award pool. In preparing its recommendation, senior members of the Human Resources Group meet periodically with the Chief Executive Officer (the “CEO”) to discuss competitive compensation, retention, funding requirements and other significant compensation issues. In addition, the CEO meets with the Chief Financial Officer (the “CFO”) to review the quarterly financial performance of the Company over the most recent quarters and the last two years, and in particular focuses on the Company’s year-over-year results with regard to the Company-wide performance measures set forth under the heading “Company-wide Objectives” above. All of these factors are taken into account in preparing the recommendation for the percentage of pre-bonus operating income that will go into the award pool. The recommendation is reviewed and endorsed by the CEO prior to its presentation to the Compensation Committee.

Grants from the award pool generally consist of a combination of a cash bonus and restricted stock or restricted stock units. The awards are generally comprised of 65% cash and 35% restricted stock or restricted stock units, in each case with deferred vesting over time. Executives whose aggregate incentive awards are in excess of $1.0 million typically receive any amount in excess of $1.0 million in the form of 50% cash and 50% restricted stock or restricted stock units. Any amount in excess of $5.0 million is usually in the form of restricted stock or restricted stock units.

Equity awards are generally granted in the form of restricted stock or restricted stock units rather than options, in part, because the Compensation Committee believes that in the current market restricted stock is a better motivational tool than options. However, the Compensation Committee may, in its discretion, award options to executives in the future.

As noted above, up to 65% of grants from the award pool consist of a cash bonus. The use of a cash bonus is designed to reward an executive for achievement of shorter term objectives. Grants of restricted stock and restricted stock units are designed to reward an executive for continued excellence and attainment of longer-term objectives. In addition, because these awards are subject to time vesting, they help to focus an executive on the Company’s long-term growth and development and aid in retention. The Compensation Committee believes that as an executive’s compensation increases, the percentage of compensation received in stock should increase, such that an executive’s interests continue to be aligned with those of the other stockholders. In addition, in order to further align the named executive officers’ interests with stockholders, each executive is required to comply with the Company’s stock ownership guidelines. As of December 31, 2010, all officers who have held their positions for at least five years were in compliance with the Stock Ownership Guidelines. For additional details regarding these guidelines, see “Other Considerations—Stock Ownership Requirements” below and “Corporate Governance—Stock Ownership Guidelines” elsewhere in this Proxy Statement.

As part of the Company’s incentive program, the Company also maintains the KEIP, which is a sub-plan under the AIP for the key executives. In order to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), in fiscal year 2010 the Compensation Committee selected each of the named executive officers and one other executive as eligible participants in the KEIP. Awards under the KEIP are intended to qualify for a tax deduction under Section 162(m). Annual awards under the KEIP to any one participant may not exceed $15,000,000 per year and all such awards are deducted from the Company’s award pool under the AIP for that year.

In order to further emphasize the importance of long-term performance, in fiscal year 2010 the Compensation Committee determined that a new award structure was desirable to motivate and retain key employees. The Compensation Committee believes that any such awards should directly align employee and shareholder interests, and should be paid only in response to targeted Company financial results. Accordingly, the Compensation Committee approved new performance-based long-term incentive awards. These awards are granted under the Company’s amended and restated 2002 Universal Stock Incentive Plan (the “USIP”). Similar to awards granted under the KEIP, performance-based long-term incentive awards granted under the USIP are intended to qualify for a tax deduction under Section 162(m). These awards are equity-based and vest over a three-year period based on the achievement of predetermined Company financial performance goals. In the event a performance measure is not achieved at or above a specified threshold level, the portion of an award tied to such performance measure is forfeited.

The performance-based long-term incentive awards granted in fiscal year 2010 (the “2010 Performance Awards”) were tied to the achievement of certain thresholds with respect to two performance measures: Operating Margin, defined as the operating profit margin, expressed as a percentage, that is reported as operating margin in the annual financial statements included in the Company’s Annual Report on Form 10-K (“Operating Margin”); and shareholder return ranking, defined as the Company’s total shareholder return, as reported by Bloomberg or FactSet Research Systems (or their respective successors), as selected by the Company in its sole discretion, relative to the respective total shareholder returns of certain peer companies (“Shareholder Return Ranking”). For purposes of the 2010 Performance Awards, peer companies included the following public investment management firms: Janus Capital Group, Legg Mason Inc., T. Rowe Price Group, Affiliated Managers Group Inc., AllianceBernstein L.P., BlackRock Inc., Invesco Ltd. and Federated Investors Inc.

Fifty percent of the value of the 2010 Performance Awards is contingent on the achievement of certain Operating Margins and fifty percent is contingent on the Company’s Shareholder Return Ranking. The portion of the 2010 Performance Awards tied to Operating Margin vests equally in one-third increments over a three-year period, while the portion attributed to Shareholder Return Ranking vests at the end of the three-year period, subject in each case to the achievement of the performance levels.

At the end of each fiscal year in the performance period, up to one-third of the portion of the 2010 Performance Awards tied to Operating Margin may vest subject to the achievement of the threshold levels detailed below. The Company’s Operating Margin for fiscal year 2010 was 33%.

Operating Margin Portion Earned	Operating Margin Targets
	FY 2010	FY 2011	FY 2012
100%	30% or greater	30.5% or greater	31% or greater

50%	28% to less than 30%	28.5% to less than 30.5%	29% to less than 31%

0%/Forfeiture	less than 28%	less than 28.5%	less than 29%

With respect to the portion of the 2010 Performance Awards tied to Shareholder Return Ranking, if the Company’s Shareholder Return Ranking is in the top quartile of its peer companies at the end of fiscal year 2012, 100% of 2010 Performance Awards tied to Shareholder Return Ranking will vest. If the Company’s Shareholder Return Ranking is in the 2nd Quartile of its peer companies, 75% of the portion of the 2010 Performance Awards tied to Shareholder Return Ranking will vest. If the Company’s Shareholder Return Ranking is below the second quartile amongst its peers, the entire portion of the 2010 Performance Awards tied to Shareholder Return Ranking will be forfeited.

Supplemental Compensation. Occasionally, the Compensation Committee may determine that recognition of significant contributions is warranted, or that specific action is required for retention purposes. In such cases, additional cash, long-term restricted stock or restricted stock unit awards may be granted to certain executives.

Compensation Consultant

Role of Independent Consultant. The Compensation Committee engages an independent compensation consultant to provide objective analyses of, and counsel on, the Company’s executive compensation program and practices. The role of the consultant is set by the Compensation Committee and, in general, the consultant is used to assess objectively all elements of compensation paid to the named executive officers, including market competitiveness of base, short-term and long-term compensation. The consultant also provides counsel on general market trends and technical developments, and input on the size and structure of pay for non-employee directors of the Board.

Determination of Independent Consultant’s Objectivity. The Compensation Committee recognizes that it is essential to receive objective advice from its independent compensation consultant. The Compensation Committee currently engages Exequity LLP (“Exequity”) as its independent consultant. Exequity replaced Hewitt Associates (“Hewitt”) in this role in early 2010 when the Hewitt advisor to the Compensation Committee left Hewitt and became associated with Exequity. Under the terms of this engagement, Exequity is required to obtain the prior written approval of the Compensation Committee before Exequity or its affiliates performs any non-executive compensation related services to the Company or its subsidiaries. Exequity is required to report to the Compensation Committee any such services and fees annually and upon the reasonable request of the Committee. The Compensation Committee determines whether Exequity’s advice is objective and free from the influence of management. The Compensation Committee also closely examines the safeguards and steps Exequity takes to ensure that its executive compensation consulting services are objective. The Compensation Committee takes into consideration that:

•	The Compensation Committee directly hired and has the authority to terminate Exequity’s engagement;

•	The Compensation Committee solely determined the terms and conditions of Exequity’s engagement, including the fees charged;

•	The Exequity consultant is engaged by and reports directly to the Compensation Committee;

•	The Exequity consultant has direct access to members of the Compensation Committee;

•	Exequity is an independent executive compensation consulting firm and does not provide any other services to the Company; and

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Interactions between the Exequity consultant and management generally are limited to discussions on behalf of the Compensation Committee and information presented to the Compensation Committee for approval.

During fiscal year 2010, the Company paid Exequity $15,335 and paid Hewitt $17,252, in consulting fees directly related to services performed for the Compensation Committee.

A subsidiary of the Company makes payments to Hewitt for administrative services provided to persons who invest, through 401(k) plans, in certain mutual funds. Our subsidiary, in turn, is reimbursed by the mutual funds for these payments. It is the Company’s understanding that Hewitt offsets any such payments received from our subsidiary against payments Hewitt receives from its 401(k) clients. These fees are not related to executive compensation services provided to the Compensation Committee or services otherwise provided to the Company. During fiscal year 2010, the total amount of such shareholder administration fees collected by Hewitt for the benefit of defined contribution plan investors in mutual funds serviced by our subsidiary was $407,449.

Peer Group Companies

The Company’s Human Resources Group, in conjunction with the independent compensation consultant, compares the named executive officers’ compensation to the compensation of executive officers performing similar functions among a peer group of other investment management companies. This comparison takes into account the performance of the Company relative to the other companies, the executives’ comparative roles, responsibilities and performance at such companies, and the market size and composition data for such comparable companies. The Human Resources Group also reviews compensation data from a survey of management and administration positions in investment management organizations published by McLagan Partners, a financial services industry compensation consultancy. This year, McLagan Partners was engaged to provide additional peer company compensation information because of the complexity of identifying a reasonable and appropriate competitor group, particularly given the differences in size and business mix between the Company and certain of its publicly traded peer group companies. The peer group companies reviewed this year included: Affiliated Managers Group Inc., AllianceBernstein L.P., Blackrock Inc., BNY Mellon Asset Management, Eaton Vance Corporation, Federated Investors Inc., Invesco Ltd., Janus Capital Group, JP Morgan Asset Management, Legg Mason Inc., MFS Investment Management, Oppenheimer Funds, Inc., PIMCO Advisers, L.P., and T. Rowe Price Group.

The Compensation Committee reviews such public and privately held companies’ compensation for comparison purposes but this review is not the determining factor as it is only one of many factors that are considered by the Compensation Committee in setting compensation. The Company’s fiscal year ends on September 30th, and that of all but one of the peer group companies ends on December 31st; accordingly, any meaningful compensation comparison must rely on available data covering time periods which do not correspond exactly and during which more beneficial or more adverse economic conditions affecting compensation may have prevailed. The Compensation Committee used 2009 competitive market data received from McLagan Partners to compare named executive officer total compensation (comprised of base pay, bonuses and equity compensation) against similar positions at the peer group companies. For fiscal year 2010, our named executive officer compensation ranged from below the median to the top quartile, when compared to peer group company 2009 executive officer compensation. Although relative ranking information is considered by the Compensation Committee in evaluating compensation for the named executive officers, the Compensation Committee does not target a specific percentile ranking for any component of, or the aggregate total of, named executive officer compensation.

Chief Executive Officer’s Compensation

Starting Point. In setting the Chief Executive Officer’s compensation, the Compensation Committee takes into account several factors, both internal and external to the Company. As the Company’s highest ranking officer, the CEO is responsible for overseeing all of the Company’s operations and results, implementing the Company’s strategic objectives and providing direction and leadership to the Company. The Compensation Committee therefore believes that the CEO’s compensation should normally be higher than the compensation paid to other named executive officers and should be linked to Company-wide measures and objectives. In particular, the Compensation Committee has determined that a large percentage of the CEO’s compensation should be at risk and linked to the achievement of objectives based upon the Company’s performance with regard to certain significant financial metrics.

While the Compensation Committee believes that the Company’s financial performance should be the main driver of CEO pay, it also believes the CEO’s individual performance with regard to relevant non-financial objectives and achievements during the year should be taken into account. Such non-financial objectives for the

CEO include investment performance, customer service, technology and human resource objectives, as well as goals regarding the Company’s compliance with laws and regulations and the maintenance of excellence in its corporate governance practices, among other things. To ensure that attention is given to these factors in addition to the financial measures, the Compensation Committee retains the authority and discretion to reduce the CEO’s incentive pay under the KEIP or to provide supplementary compensation.

Compensation Structure. In setting the CEO’s compensation, every year the Compensation Committee reviews (i) the Company’s performance (both financial and non-financial), (ii) compensation reports (which we refer to as “tally sheets”) regarding the amounts paid to the CEO in prior years as salary, bonus, perquisites and other compensation (including a sensitivity analysis regarding the CEO’s vested and unvested stock), (iii) recommendations provided by the Compensation Committee’s independent compensation consultant, and (iv) relevant non-financial information, such as data regarding achievements in investment performance, customer service, technology and human resource objectives, the Company’s compliance with laws and regulations and the maintenance of excellence in its corporate governance practices. Based upon these reviews, the Compensation Committee determines the CEO’s compensation for the current fiscal year and potential compensation for the upcoming fiscal year.

Base Salary. In keeping with its stated philosophy, the Compensation Committee limits the CEO’s base salary opportunity and has structured the majority of the CEO’s potential compensation around incentive grants. Prior to fiscal year 2009, Mr. G. Johnson’s base salary remained at $780,132, unchanged since January 1, 2000. In September 2008, Mr. G. Johnson and his direct reports, including each of the named executive officers, determined that they would each take a temporary 10% salary reduction as of the start of fiscal year 2009. Accordingly, Mr. G. Johnson’s base salary was reduced to $702,119. These salary reductions were initiated by management as part of the Company’s overall efforts to contain costs in light of the unprecedented economic challenges facing the Company, and were not a reflection of individual performance. These voluntary reductions were reevaluated by the Compensation Committee in light of the Company’s performance and market conditions, and the executives’ full base salary amounts were reinstated during the second quarter of fiscal year 2010.

Incentive Compensation. An incentive award was granted to the CEO in fiscal year 2010 under the Company’s KEIP (as described above). In fiscal year 2010, the Compensation Committee decided to continue its philosophy of linking the majority of the CEO’s potential compensation to the achievement of specified performance measures by the Company. Accordingly, early in the fiscal year, the Compensation Committee established a maximum bonus pool under the KEIP funded in an amount equal to 1% of PBOI for the year, approved the participation of Mr. G. Johnson and granted him a maximum target award under the KEIP equal to 40% of the pool. Although the Committee’s decisions are not dictated by a specific formula, the profitability of the firm, as reflected in PBOI, is the determining performance-based measure in establishing award maximums for Mr. G. Johnson and the other named executive officers. The maximum award that each named executive officer is eligible to receive is not an expectation of actual bonus amounts that will be paid to them, but a cap on the range of compensation ($0 to the maximum amount) that an individual may be paid while maintaining the tax deductibility of the bonus as performance-based compensation for purposes of Section 162(m). This provides the Compensation Committee with the flexibility to compensate executives for truly exceptional performance without paying more than is necessary to incent and retain our named executive officers. The Committee believes that this bonus structure is in the best interests of stockholders because it enables the most prudent use of Company assets by maximizing the deductibility of performance-based compensation while empowering the Committee to pay only those amounts it determines are necessary to appropriately compensate executives.

Under Mr. G. Johnson’s leadership:

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The Company achieved a record year in net flows of $69.9 billion for fiscal year 2010, compared to outflows of $5.5 billion in 2009, topping the Company’s previous high of $46.5 billion in 2007, and ranking first out of 60 companies in net sales in the U.S. market according to the Investment Company Institute.

•	Total assets under management (“AUM”) increased 23% during the fiscal year to $644.9 billion, from $523.4 billion in fiscal year 2009.

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AUM market share for non-proprietary long-term open-end funds in the U.S. increased from 11.4% at the end of fiscal year 2009 to 12.4% at the end of fiscal year 2010 according to the Investment Company Institute. Internationally, the Company is the largest cross-border fund umbrella, with AUM exceeding $108 billion according to Lipper FMI-Thomson Reuters as of September 30, 2010.

•	The Company’s operating income increased 63% in fiscal year 2010 to $1.96 billion from $1.2 billion in fiscal year 2009.

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Diluted earnings per share for the fiscal year improved 64% to $6.33 from $3.85 in the previous year. Total shareholder return of 10.5% for the fiscal year ranked the Company in the top quartile of the peer group of public investment management firms selected to measure Company performance for long-term performance awards and topped the total shareholder return of the S&P 500 Financials Index, which was negative 2.83%, as reported by FactSet Research Systems.

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Relative long-term investment performance remained strong with 58%, 86%, 88% and 90% of the Company’s U.S.-registered long-term mutual funds ranked in the top two quartiles of their respective Lipper peer groups for total return for the one-, three-, five- and ten-year periods at September 30, 2010.

•	The growth of the global bond fund group was supported with a series of key hires including a director of research.

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The “Franklin Equity Group” name change was deployed to further refine and clarify the group’s investment story. Ninety-six percent of Franklin Equity Group assets ranked in the top two quartiles for the 1-year period ending September 30, 2010. The new Franklin European Growth team also made key hires.

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Effective investment risk management practices were further strengthened and a comprehensive plan was developed to more effectively communicate the Company’s time-tested and distinct approach to investment risk management.

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The senior management team continued to enhance and refine the firm’s long-term strategic direction, including identifying areas that offer additional opportunities for the Company. These findings were incorporated into the Company’s business unit strategic plans.

Based on the CEO’s performance and achievements described above, the Compensation Committee granted the CEO an award of $7.8 million under the Company’s KEIP for fiscal year 2010. Such amount was paid in fiscal year 2011 and, in keeping with the Company’s payment philosophy, the first $1 million was awarded 65% in cash and 35% in restricted stock and amounts in excess of $1 million were awarded 50% in cash and 50% in restricted stock. Amounts in excess of $5.0 million were awarded in the form of restricted stock. These awards of restricted stock are subject to vesting over a period of three years from the date of grant. In fiscal year 2010, the Committee also awarded Mr. G. Johnson a performance-based long-term incentive award of $1.25 million under the Company’s USIP subject to the achievement of performance measures based 50% on Operating Margin and 50% on Shareholder Return Ranking. The portion of the award tied to Operating Margin vests equally in one-third increments over a three-year period, while the portion attributed to Shareholder Return Ranking vests at the end of the three-year period, subject in each case to the achievement of the performance levels. The fiscal year 2010 Operating Margin of 33% surpassed the 30% threshold set forth for the year for this performance target. As a result, one-third of the portion of the performance-based long-term incentive award tied to Operating Margin performance will vest.

Review. All of the compensation elements awarded to the CEO described above were reviewed by the Compensation Committee’s independent consultant, who advised the Compensation Committee that they were reasonable, consistent with market practices, significantly performance-based and aligned with Company objectives. The Compensation Committee believes that the CEO’s compensation package is reasonable and appropriate and that it is aligned with the interests of the Company’s stockholders.

Senior Executive Officer Compensation

Starting Point. Similar to its view on the CEO’s compensation, the Compensation Committee believes that the majority of compensation that may be earned by the other named executive officers (excluding the CEO, the “Senior Executives”) should be directly linked to performance. The Committee therefore also limits the Senior Executives’ base salary opportunity and has structured the majority of their potential compensation around incentive grants.

Base Salary. In September 2008, Mr. G. Johnson and his direct reports, including each of the Senior Executives, determined that they would each take a temporary 10% salary reduction as of the start of fiscal year 2009. These salary reductions were initiated by management as part of the Company’s overall efforts to contain costs in light of the unprecedented economic challenges facing the Company, and were not a reflection of individual performance. These voluntary reductions were reevaluated by the Compensation Committee in light of the Company’s performance and market conditions, and the executives’ full base salary amounts were reinstated during the second quarter of fiscal year 2010.

Incentive Compensation. Incentive awards were made to the Senior Executives under the Company’s KEIP, (as described above). The Compensation Committee established a maximum bonus pool under the Company’s KEIP, funded in an amount equal to 1% of PBOI for fiscal year 2010. Early in the fiscal year, the Compensation Committee approved the participation of each Senior Executive in the KEIP, and each was granted a target award expressed as a percentage of the available pool. These targets represented the maximum possible payout under the KEIP for each of the four Senior Executives for fiscal year 2010. The maximum award that each Senior Executive is eligible to receive is not an expectation of actual bonus amounts that will be paid to them, but a cap on the range of compensation ($0 to the maximum amount) that an individual may be paid while maintaining the tax deductibility of the bonus as performance-based compensation for purposes of Section 162(m). The Compensation Committee retained discretion to reduce or eliminate any award granted under the KEIP, based on Company performance, business unit performance, or such other factors as the Committee may determine. In adjusting the Senior Executives’ incentive compensation under the KEIP, the Compensation Committee recognizes that each Senior Executive may be most able to directly influence the business unit for which he or she is responsible. The Committee therefore believes that it is appropriate to take into account each Senior Executive’s achievement of objectives that are directly tied to the growth and development of their respective business unit. The portion of each target award actually paid to each Senior Executive was determined based on individual performance achievements during fiscal year 2010, including those described below.

Each year the Company conducts a review process in which goals are developed for each business unit by the CEO, the Senior Executive who leads the business unit and the Company’s business planning group. Each unit’s goals are specifically tailored because their different business functions are not always easily comparable. However, each unit’s goals (and thus those of the responsible Senior Executive) typically include, but are not limited to, a mix of investment performance, sales, financial, customer service, technology and human resources objectives. Upon completion of this process, the Compensation Committee establishes target incentive awards for the Senior Executives. For fiscal year 2010, the Compensation Committee determined that it was appropriate to set Mr. Advani’s potential incentive compensation opportunity at a higher rate than that of the other Senior Executives because of Mr. Advani’s particular responsibilities and contributions to the Company. For fiscal year 2010, the Senior Executives were allocated maximum target awards under the KEIP, as follows, expressed as a percentage of the maximum bonus pool payable under the KEIP: 18% for Vijay C. Advani, 11% for each of Jennifer M. Johnson and Kenneth A. Lewis, and 10% for William Y. Yun. In fiscal year 2010, the Committee also awarded the Senior Executives performance-based long-term incentive awards under the Company’s USIP subject to the achievement of performance measures based on Operating Margin and Shareholder Return Ranking.

Descriptions of the material business unit objectives set for and subsequently achieved by the Senior Executives in fiscal year 2010 are set forth below:

Vijay C. Advani, Executive Vice President—Global Distribution.

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Mr. Advani is responsible for the Company’s global retail and institutional distribution strategies and initiatives, including sales, marketing, client service and product development. The Company achieved a record year in net flows of $69.9 billion for fiscal year 2010. For the year, Mr. Advani increased gross sales market share for non-proprietary, long-term, open-end funds in the U.S. to 11% (ranked #2 by the Investment Company Institute), compared to 9.1% in 2009, and increased market share of retail cross-border, long-term mutual funds internationally to 13.5% (ranked #1 by Lipper FMI – Thompson Reuters), compared to 8.6% in 2009. Cross-border AUM topped $108 billion and was ranked first among cross-border umbrellas with AUM market share of 7.5% as of the end of the fiscal year. AUM market share in the U.S. increased from 11.5% at the end of fiscal year 2009 to 12.4% as of the end of fiscal year 2010 according to the Investment Company Institute. Mr. Advani initiated a sales campaign focused on equity investing, with the long-term goal of actively pursuing market share growth in equities. Through various initiatives, including redesigned websites, portfolio generation software, and social media, Mr. Advani placed an emphasis on leveraging technology to empower and extend the reach of our sales teams. In addition, Mr. Advani expanded the Company’s presence to new markets with localized products, including Malaysia, Turkey and Poland.

Jennifer M. Johnson, Executive Vice President and Chief Operating Officer.

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During fiscal year 2010, Ms. Johnson was promoted to Chief Operating Officer. Ms. Johnson oversees investment management services, the global transfer agency, human resources and the Company’s banking subsidiaries, and has global responsibilities for software development and infrastructure/systems support. In fiscal year 2010, Ms. Johnson continued to increase efficiencies and reduce costs to achieve profitability in the global transfer agency, while maintaining high quality customer service. The transfer agency and technology groups partnered with global distribution to improve overall communication and service to the Company’s clients by focusing on website upgrades, social media projects, client segmentation and email strategy. Ms. Johnson oversaw the completion of the construction, migration and enhancement of the Company’s data centers, realizing the projected reduction in the data center operating expenses for the fiscal year, as well as energy efficiencies that reduce carbon emissions. Additionally, under Ms. Johnson’s leadership, the Company’s subsidiary, Fiduciary Trust Company International, continued to achieve positive net sales and strong client retention.

Kenneth A. Lewis, Executive Vice President and Chief Financial Officer.

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Mr. Lewis directs the Company’s finance division and oversees the financial performance of the organization, including the Company’s balance sheet profile. During the year, his responsibilities increased to include general services (including real estate, corporate insurance and aviation operations) and corporate communications. Fiscal year 2010 operating revenues were 40% above revenue figures for fiscal year 2009 and the 2010 operating margin of 33% was higher than the 29% margin for 2009. Diluted earnings per share improved to $6.33 for fiscal year 2010, a 64% increase over 2009. These results generated a total shareholder return of over 10% for the fiscal year, ranking the Company in the top quartile of the peer group of public investment management firms selected to measure Company performance for long-term performance awards. Mr. Lewis conducted a capital markets transaction of $900 million in which 3-, 5- and 10-year senior notes were issued at favorable terms. In addition to the debt offering, Mr. Lewis recommended and implemented several capital management strategies including the stock repurchase program, an increase in the dividend rate and a special cash dividend. Mr. Lewis also directed the executive level review of the Company’s long-term strategic direction.

William Y. Yun, Executive Vice President—Alternative Strategies.

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Mr. Yun oversees the Company’s specialized and alternative investment business, which includes local asset management, joint ventures, real estate, fund of funds business and dedicated private equity. During fiscal year 2010, Mr. Yun oversaw the repositioning of the Company’s Multi-Asset Strategy group (fund of funds) through product, staffing and structural initiatives which improved the group’s strategic positioning and marketability both in the U.S. and international markets. Key hires for the group included a new global portfolio strategist, as well as several analysts that increased the research capabilities of the platform. Mr. Yun also pursued expansion of the Local Asset Management (“LAM”) group into key markets, including Malaysia. Mr. Yun further strengthened relationships with the Company’s joint venture partners in China, Vietnam, and the Middle East to identify opportunities and risks associated with each. Relative short-term aggregate performance for the LAM group improved, with 86% of the ranked AUM in the top two Morningstar quartiles as of September 30, 2010 for the 1-year period compared to 82% in 2009. As of September 30, 2010, the percent of funds in the top two quartiles for the 3-year and 5-year periods were 81% and 75%, respectively, both improvements over 2009. In addition, Mr. Yun developed a growth strategy for the Company’s alternatives platform that utilizes existing investment capabilities, while also mapping out approaches to create new capabilities both organically and through strategic acquisitions.

For fiscal year 2010, the incentive award payable to each Senior Executive was determined in relation to such executive’s performance in achieving his or her objectives. Twice a year the CEO, aided by the Company’s business planning group, evaluates each Senior Executive and his or her respective business unit’s progress in achieving its goals. In addition, the CEO works with senior members of the Company’s Human Resources Group to recommend the appropriate award amount for each Senior Executive based upon such performance. As part of this process, the Human Resources Group conducts and reviews with the independent Compensation Committee consultant an analysis of competitive compensation by peer companies (listed above under “Peer Group Companies”), compares previous year over year performance and compensation paid to the executive, considers internal pay equity issues and reviews third party executive compensation surveys related generally to the financial services industry and specifically to the asset management industry. In addition, the Human Resources Group prepares tally sheets which include cash, equity and other compensation paid to each Senior Executive in prior periods as well as an analysis of the total projected wealth accumulation for such executive over the next five years. Upon completion of this review process, management presents the performance evaluations to the Compensation Committee and the CEO makes a recommendation regarding the appropriate level of incentive compensation in relation to the objectives achieved.

The Compensation Committee reviews and discusses the evaluations, competitive compensation information, tally sheets and the compensation recommendations for each Senior Executive. Based upon this review, the Compensation Committee assesses the reasonableness of the compensation recommendations and sets each Senior Executive’s incentive compensation for the fiscal year.

Based upon each Senior Executive’s performance and achievements described above, the Compensation Committee granted fiscal year 2010 awards to each of the Senior Executives under the Company’s KEIP in the following amounts: Vijay C. Advani: $3.5 million; Jennifer M. Johnson: $2.1 million; Kenneth A. Lewis: $2 million; William Y. Yun: $1.5 million. Such amounts were paid in fiscal year 2011. In keeping with the Company’s compensation philosophy, the first $1 million awarded was paid 65% in cash and 35% in restricted stock and amounts awarded in excess of $1 million were paid 50% in cash and 50% in restricted stock. These restricted stock grants vest over a three-year period after grant. The Compensation Committee believes that requiring time-based vesting of equity incentive grants helps to align executives’ long-term interests with those of stockholders, further ties compensation to company performance, and aids in retention. In fiscal year 2010, based on performance in fiscal year 2009, the Committee also awarded long-term performance-based awards under the USIP to each of the Senior Executives in the following amounts: : Vijay C. Advani: $650,000; Jennifer M. Johnson: $500,000; Kenneth A. Lewis: $400,000; William Y. Yun: $400,000. These awards are subject to the achievement of performance measures based 50% on Operating Margin and 50% on Shareholder Return

Ranking. The portion of the award tied to Operating Margin vests equally in one-third increments over a three-year period, while the portion attributed to Shareholder Return Ranking vests at the end of the three-year period, subject in each case to the achievement of the performance levels. The fiscal year 2010 Operating Margin of 33% surpassed the 30% threshold set forth for the year for this performance target. As a result, one-third of the portion of the performance-based long-term incentive award tied to Operating Margin performance will vest for each Senior Executive.

Benefits and Perquisites

All executive officers are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most of the Company’s employees. Executive officers (other than those who directly, or through attribution of shares held by certain family members, hold 5% or more of the Company’s stock) are also eligible to participate in the ESIP on similar terms to the Company’s other employees. Under the ESIP a participant may elect to have 1% – 10% of his or her payroll deducted to purchase up to the lesser of $25,000 in value or 2,000 shares of the Company’s common stock at a specified price. In addition, all of the executive officers may also participate in the 401(k) Plan. Similar to the Company’s other employees and subject to completion of an initial employment period and subsequent vesting period, for fiscal year 2010, up to 6% of an executive’s eligible compensation contributed to the 401(k) Plan was 50% matched by the Company. The Board of Directors reviews and approves all corporate contributions to the 401(k) Plan.

The Company provides certain perquisites to its executive officers which it believes aid the executives in their execution of Company business. For example, occasional personal use of Company aircraft may be provided to enable named executive officers to devote additional and efficient time to Company business when traveling. In addition, the Company may sponsor memberships in social clubs and provide tickets to events to provide for the entertainment of clients and prospective clients. Perquisites and other benefits represent a small part of the Company’s overall compensation package. The Compensation Committee believes the value of perquisites and other benefits are reasonable in amount and consistent with its overall compensation plan. For additional information on perquisites and other benefits please see the Summary Compensation Table elsewhere in this Proxy Statement.

Termination/Change in Control Matters

The Company’s named executive officers are employed on an “at will” basis, without any written employment or severance agreements. Accordingly, the named executive officers are not entitled to any particular severance benefit upon termination of employment by the Company. The Company may, however, provide severance on a case-by-case basis in its discretion as approved by the Compensation Committee. In addition, the Company has not entered into any agreement with any named executive officer that provides for additional payments solely on account of a change in control of the Company. The Company’s only change in control provisions are found in existing compensation plans and apply to all participants in those plans.

Tax Considerations

In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Code. Section 162(m) limits to $1 million the amount that a publicly traded corporation, such as the Company, may deduct for compensation paid in any year to its chief executive officer or any other of its three most highly compensated executive officers (other than the principal financial officer). However, compensation which qualifies as “performance-based” is excluded from the $1 million per executive officer limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the Company’s stockholders.

The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive compensation. The Compensation Committee expects that its performance-based awards either in the form of cash, restricted stock or performance shares should qualify for the performance-based compensation exception to Section 162(m). The Compensation Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interests of the Company and its stockholders. Therefore, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, may not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee.

Other Considerations

The Compensation Committee has reviewed the aforementioned incentive plans and does not believe the goals, or the underlying philosophy and administrative guidelines create risks that are reasonably likely to have a material adverse effect on the Company. By utilizing long-term equity, including the settlement of a sizeable portion of annual incentive awards in the form of restricted stock vesting over three years and our stock ownership requirements, we align named executive officer compensation with that of the long-term stockholder. Additional mitigating risk factors include the use of multiple financial and non-financial performance metrics at the Company and business unit level, oversight of a committee of independent Directors with the ability to use negative discretion in awards and a forfeiture policy (described below) in the event of certain financial restatements. See also the discussion of the Board’s role in risk oversight under the heading “Information about the Board and its Committees”.

Stock Ownership Requirements. As discussed in greater detail under the heading “Corporate Governance—Stock Ownership Guidelines” in this Proxy Statement, the Board of Directors has adopted guidelines for the directors and certain of the senior officers, including each of the named executive officers, concerning their ownership of the Company’s common stock. The ownership guidelines specify the minimum amount of shares that the directors and such officers should own. The purpose of the stock ownership guidelines is to more closely align the interests of the directors and such officers with the interests of the Company’s other stockholders through good and bad economic times. In addition, the stock ownership guidelines are designed to strengthen the link between long-term Company performance and executive compensation. As of December 31, 2010, all officers who have held their positions for at least five years were in compliance with these guidelines.

Potential Impact on Incentive Compensation of Financial Restatements. In fiscal year 2010, the Compensation Committee enhanced current Company protections under Section 304 of the Sarbanes-Oxley Act of 2002 by approving clawback provisions under the AIP and fiscal year 2010 executive award agreements. These provisions provide for the forfeiture by our executive officers and other employees of any awards granted or earned pursuant to the USIP or AIP (including under the KEIP), or earnings thereupon, in the event that (i) the Company issues a restatement of financial results to correct a material error, (ii) the Compensation Committee determines, in good faith, that fraud or willful misconduct on the part of the individual was a significant contributing factor to the need to issue such restatement, and (iii) some or all of the award that was granted and/or earned prior to such restatement by the individual would not have been granted and/or earned, as applicable, based upon the restated financial results. The forfeiture is enforceable by the Company by all legal means available, including, without limitation, by withholding such amount from other sums owed by the Company to the individual.

Timing of Awards. The Compensation Committee’s general practice is to make award decisions for the previous fiscal year and review salaries of the Company’s executive officers in November. This time frame allows the Compensation Committee to review a full year of the executives’ performance as well as a full year of the Company’s performance, given that the Company’s fiscal year ends on September 30th and the press release containing the Company’s earnings for the fiscal year typically is released in late October.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Respectfully Submitted:

Compensation Committee

Charles Crocker (Chairman)

Samuel H. Armacost

Joseph R. Hardiman

Thomas H. Kean

SUMMARY COMPENSATION TABLE

The following table provides compensation information for the Company’s named executive officers for the fiscal years ended September 30, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation ($)(4)		Total ($)
Gregory E. Johnson	2010	760,629	—	2,600,000	2,650,000	718,129	(5)(6)	6,728,758
President and Chief Executive Officer	2009	702,119	—	2,100,000	1,650,000	22,318		4,474,437
	2008	780,132	1,200,000	7,140,000	1,200,000	152,514		10,472,646

Kenneth A. Lewis	2010	511,875	—	732,500	1,150,000	20,435	(5)	2,414,810
Executive Vice President and Chief Financial Officer	2009	472,500	—	400,000	617,500	17,057		1,507,057
	2008	497,917	427,000	350,000	273,000	110,916		1,658,833

Vijay C. Advani	2010	511,875	—	1,375,000	1,900,000	—		3,786,875
Executive Vice President—Global Distribution	2009	472,500	—	862,500	1,025,000	22,459		2,382,459
	2008	525,000	694,500	1,200,000	468,000	116,528		3,004,028

Jennifer M. Johnson	2010	511,875	—	832,500	1,200,000	273,477	(5)	2,817,852
Executive Vice President and Chief Operating Officer	2009	472,500	—	450,000	617,500	8,075		1,548,075
	2008	506,250	477,000	650,000	273,000	34,720		1,940,970

William Y. Yun	2010	511,875	—	715,000	900,000	—		2,126,875
Executive Vice President—Alternative Strategies	2009	472,500	—	450,000	585,000	22,443		1,529,943
	2008	525,000	477,000	600,000	273,000	88,217		1,963,217

(1)	Represents the cash portion of the bonus awarded under the Company’s Annual Incentive Compensation Plan (the “AIP”), a discretionary performance-based award made at the end of each fiscal year.
(2)	Stock award values represent the aggregate grant date fair value for all grants made during each fiscal year in accordance with the requirements of ASC 718 in the specified year for grants made in such years and prior years. For awards with performance conditions, the value at the grant date reported is based on the probable outcome of the performance conditions. Additional information is set forth in the “Grants of Plan-Based Awards (Fiscal Year 2010)” table below. See “Note 15.—Stock-Based Compensation” in the Company’s Annual Report on Form 10-K for fiscal year 2010 filed with the Securities and Exchange Commission on November 16, 2010 for further details.
(3)	Represents the cash portion of awards made under the Company’s KEIP for fiscal years 2008, 2009 and 2010. See “Compensation Discussion and Analysis—The Elements of Executive Compensation—Short-term and Long-term Incentive Compensation” above for more details.
(4)	Includes amounts with respect to fiscal year 2009 which were paid in fiscal year 2010.
(5)	In December 2009, the Company declared a special cash dividend of $3.00 per outstanding share of its Common Stock. No adjustment or payment was made to holders of unexercised options on the Company’s Common Stock at that time. At the annual meeting of stockholders held on March 16, 2010, the stockholders approved amendments to the USIP, which, among other things, made the adjustment of options in the event of a special cash dividend mandatory, whereas it had previously been permissive. Following this approval, the Company made a cash payment of $2.75 per share to holders of unexercised options to compensate option holders for not participating in the special dividend in December. As a result, Mr. G. Johnson received an aggregate payment of $693,773, Mr. Lewis received an aggregate payment of $20,435, and Ms. Johnson received an aggregate payment of $273,477.
(6)

Includes $22,264 for personal use of the Company’s aircraft. The aggregate incremental cost of personal use of Company aircraft is calculated using the rate per nautical mile for each personal flight, published twice per year by Conklin & de Decker Associates, Inc. for each type of Company aircraft. Such amount is based on the published rate at the time of the personal flight use. These rates are used by a variety of corporate aviation operators for cost and budget estimation purposes. The rates include the estimated variable costs of operating aircraft, including fuel, labor and parts for most scheduled maintenance, engine, propeller and auxiliary power unit overhaul cost and parts repair and replacement costs, landing fees and expenses, supplies and catering and crew costs excluding salaries, benefits and fixed costs. The rates do not include the cost of periodic aircraft refurbishment, hangar costs, dues, subscriptions, weather and navigation services or the cost of insurance and administrative services. The rates also do not include depreciation or any tax benefit reductions due to personal use. The aggregate incremental costs in the table includes the cost of all nautical miles flown for positioning flights necessary to accomplish a personal flight and to return the aircraft to its next scheduled location. Also includes amounts paid or reimbursed by the Company for tickets to sporting events and spousal activities related to an off-site business meeting.

GRANTS OF PLAN-BASED AWARDS (FISCAL YEAR 2010)

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended September 30, 2010.

Name	Plan(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)	All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock and Option Awards($)(6)
			Maximum ($)	Maximum ($)
Gregory E. Johnson	KEIP	—	2,650,000
	KEIP	11/4/09		3,507,496
	USIP	11/4/09			11,664	1,250,000

Kenneth A. Lewis	KEIP	—	1,381,326
	KEIP	11/4/09		549,715
	USIP	11/4/09			3,738	400,000

Vijay C. Advani	KEIP	—	2,164,898
	KEIP	11/4/09		969,545
	USIP	11/4/09			6,070	650,000

Jennifer M. Johnson	KEIP	—	1,381,326
	KEIP	11/4/09		549,715
	USIP	11/4/09			4,668	500,000

William Y. Yun	KEIP	—	1,269,388
	KEIP	11/4/09		549,715
	USIP	11/4/09			3,738	400,000

(1)	The KEIP is a sub-plan under the AIP. Incentive awards made under the AIP and KEIP typically include restricted stock and such awards are granted under the Company’s USIP. For purposes of determining the split between cash and restricted stock granted to the NEOs, incentive awards made under the KEIP were calculated first. Awards up to $1.0 million under the KEIP consist of 65% cash and 35% restricted stock and amounts awarded in excess of $1.0 million and up to $5.0 million consist of 50% cash and 50% restricted stock. Thereafter, incentive awards granted under the AIP were calculated as follows: (a) if the KEIP award was more than $1.0 million, the entire AIP award consists of 50% cash and 50% restricted stock; and (b) if the KEIP award was less than $1.0 million, the amount of the AIP award equal to the difference between $1.0 million and the KEIP award consists of 65% cash and 35% restricted stock and the remaining AIP award, if any, consists of 50% cash and 50% restricted stock.
(2)	Represents the cash portion of the maximum awards that may be made under the KEIP for fiscal year 2010. Awards under the KEIP have no assigned threshold or target amount, and are determined in the discretion of the Compensation Committee, subject to a pre-determined maximum. Accordingly, no threshold or target amounts are listed. Please refer to the Compensation Discussion and Analysis (“CD&A”) above for the actual cash amount received by each named executive officer in fiscal year 2011 pursuant to such awards.
(3)	Amounts do not include the equity portion of awards that may be made under the KEIP for fiscal year 2010 because such awards were granted in fiscal year 2011.
(4)	Represents the equity portion of awards under the KEIP for fiscal year 2009, as discussed in last year’s CD&A, which were granted in fiscal year 2010. Grants of restricted stock include time vesting provisions such that the award would vest in thirds on August 31, 2010, August 31, 2011 and August 30, 2012. In accordance with the terms of the USIP, the number of shares of restricted stock issued was determined based on the closing price on the NYSE of the Company’s common stock on the grant date. Any dividends declared on the Company’s common stock are paid on the unvested shares.
(5)	Represents performance long-term awards under the USIP granted on November 4, 2009 by the Compensation Committee. The awards were granted in fiscal year 2010. The number of shares was determined by dividing the award value by the closing price of the Company’s common stock on November 4, 2009, the date of grant, rounded up to the nearest whole share. Subject to the achievement of performance objectives, one-third of these performance awards will vest in equal portions on December 1, 2010, December 1, 2011 and November 30, 2012. Any dividends declared on the Company’s common stock prior to vesting are paid upon vesting.
(6)	Determined pursuant to ASC 718. For equity awards that are subject to performance conditions, the value reported is based upon the probable outcome of such conditions, excluding the effect of estimated forfeitures.

Please refer to the “Compensation Discussion and Analysis” above for further details regarding amounts disclosed in the Summary Compensation Table and Grants of Plan-based Awards table.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table presents information concerning the number and value of option and stock awards held by the named executive officers as of September 30, 2010.

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Gregory E. Johnson	102,972	36.30	11/19/11	18,591	1,987,378	36,303	3,880,791
	102,972	34.77	12/14/12
	46,337	47.57	11/11/13

Kenneth A. Lewis	4,000	31.95	11/09/12	4,009	428,562	3,738	399,592
	3,431	47.57	11/11/13

Vijay C. Advani	—	—	—	8,697	929,709	6,070	648,883

Jennifer M. Johnson	20,594	37.27	11/16/10	4,252	454,539	4,668	499,009
	9,347	33.50	12/15/10
	30,891	36.30	11/19/11
	20,594	31.95	11/09/12
	18,020	47.57	11/11/13

William Y. Yun	—	—	—	4,143	442,887	3,738	399,592

(1)	All options held by the named executive officers have vested and are shown in this column.
(2)	The shares consist of shares of restricted stock that vest as follows:

Name	Total Unvested Shares	Vesting Schedule
Gregory E. Johnson	10,194	Vest on 8/31/11
	8,397	Vest in equal parts on 8/31/11 and 8/31/12

Kenneth A. Lewis	1,941	Vest on 8/31/11
	2,068	Vest in equal parts on 8/31/11 and 8/31/12

Vijay C. Advani	4,187	Vest on 8/31/11
	4,510	Vest in equal parts on 8/31/11 and 8/31/12

Jennifer M. Johnson	2,184	Vest on 8/31/11
	2,068	Vest in equal parts on 8/31/11 and 8/31/12

William Y. Yun	2,184	Vest on 8/31/11
	1,959	Vest in equal parts on 8/31/11 and 8/31/12

(3)	Calculated by multiplying unvested shares by $106.90, the closing price of the Company’s common stock on September 30, 2010.

(4)	Includes performance-based shares of restricted stock that vest as follows:

Name	Total Unvested Shares	Vesting Schedule Subject to Achievement of Performance Criteria
Gregory E. Johnson	24,639	Vest on 11/30/10
	3,888	Vest in equal parts on 12/01/10 and 12/01/11
	7,776	Vest on 11/30/12

Kenneth A. Lewis	1,248	Vest in equal parts on 12/01/10 and 12/01/11
	2,490	Vest on 11/30/12

Vijay C. Advani	2,024	Vest in equal parts on 12/01/10 and 12/01/11
	4,046	Vest on 11/30/12

Jennifer M. Johnson	1,556	Vest in equal parts on 12/01/10 and 12/01/11
	3,112	Vest on 11/30/12

William Y. Yun	1,248	Vest in equal parts on 12/01/10 and 12/01/11
	2,490	Vest on 11/30/12

OPTION EXERCISES AND STOCK VESTED (FISCAL YEAR 2010)

The following table presents information regarding stock awards vesting for the named executive officers during the fiscal year ended September 30, 2010. There were no stock option exercises by named executive officers during fiscal year 2010.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gregory E. Johnson	25,727	2,482,913

Kenneth A. Lewis	3,935	379,767

Vijay C. Advani	9,727	938,753

Jennifer M. Johnson	4,999	482,453

William Y. Yun	4,807	463,924

(1)	The value of each stock award is calculated by multiplying the closing price of the Company’s common stock on the date of vesting by the number of shares that vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has not provided the named executive officers with agreements providing for severance payments, medical or insurance benefits or any other perquisites after their employment with us has ended or following a change in control.

As described under “Compensation Discussion and Analysis” above in this Proxy Statement, the named executive officers typically receive grants of incentive awards payable in the form of cash under the Company’s AIP and the KEIP, and restricted stock and restricted stock units under the Company’s USIP. Except as set forth below or as otherwise determined by the Compensation Committee, unearned awards made to a named executive officer under such plans are forfeited upon voluntary or involuntary termination of executive’s employment with the Company. In any event, the Compensation Committee, in its sole discretion, may pay, eliminate or reduce such awards under the AIP or the KEIP.

Amended and Restated Annual Incentive Compensation Plan

In the event the employment of a participant under the AIP terminates due to death or permanent disability, such participant is generally entitled to receive a single pro-rata cash payment of unvested awards under the plan based upon time served during the relevant performance period. If a participant’s employment terminates due to retirement, such participant may, at the discretion of the Compensation Committee, receive a single pro-rata cash payment based upon time served during the relevant performance period. To be eligible to receive a pro-rata payment upon retirement from the Company, the participant must retire after reaching age fifty-five and have at least ten years of service with the Company.

The AIP does not expressly provide for any change-in-control payments, however, the Compensation Committee has the discretion to make awards under the plan in the event of a change in control.

Under the AIP, involuntary termination of employment includes employment that is terminated by the Company as a result of the Company’s dissatisfaction with the job-related activities of the employee or conviction of the employee of a felony. No payments would be made in either of these events. For involuntary termination for any other reason, such as job elimination, the Compensation Committee, in its sole discretion, may (i) pay the participant a pro-rated incentive award based upon performance during the plan year to the date of termination, (ii) pay the participant’s full award under the plan (or any greater amount), or (iii) not make any payment.

2004 Key Executive Incentive Compensation Plan

As described in more detail under “Compensation Discussion and Analysis—The Elements of Executive Compensation—Incentive Compensation,” the 2004 Key Executive Incentive Compensation Plan, or KEIP, is a sub-plan under the AIP. Consequently, all of the provisions described above regarding the Annual Incentive Compensation Plan apply to grants made under the KEIP. In addition, the KEIP includes separate terms regarding termination payments which are summarized below.

If the employment of a participant in the KEIP terminates due to death, permanent disability or retirement, such participant is generally entitled to receive payment of any award under the plan with respect to the fiscal year of such termination. In addition, if a participant terminates employment with the Company for any reason other than death, permanent disability or retirement, any award under the plan with respect to the fiscal year of such termination is generally required to be reduced proportionately based on the date of termination. To be eligible to receive a payment upon retirement from the Company, the participant must retire after reaching age fifty-five and have at least ten years of service with the Company. To be eligible for awards in the event of permanent disability, the executive must be eligible for payments under the Company’s long-term disability insurance policy. In any event, the Compensation Committee, in its sole discretion, may pay, eliminate or reduce any such awards under the KEIP.

The KEIP does not expressly provide for any change-in-control payments, however, the Compensation Committee has the discretion to make awards under the plan in the event of a change in control.

2002 Universal Stock Incentive Plan

Pursuant to the terms of the Company’s USIP and applicable award agreements, any options that are exercisable by a named executive officer will remain exercisable for a period of (i) 180 days after termination of employment due to the death or permanent disability of the executive, and (ii) 90 days after termination of such executive’s employment for any other reason; provided that in no case will the option remain exercisable later than its expiration date.

Pursuant to the terms of the USIP, a change in control of the Company means a proposed dissolution or liquidation of the Company or a merger or corporate combination (a “Transaction”) in which the successor corporation does not agree to assume the award or substitute an equivalent award. The Compensation Committee must notify participants of such treatment no later than ten days prior to such proposed Transaction. To the extent not previously exercised, option grants and awards terminate immediately prior to the consummation of such proposed Transaction.

Compensation Committee Policy & Practice

Notwithstanding the discussion above, pursuant to the terms of the KEIP and the AIP, the Compensation Committee, in its sole discretion, may eliminate or reduce any unvested awards otherwise payable to a participant following termination of employment. In addition, the Compensation Committee has the authority to pay the full award amount to a participant whose award would have otherwise been reduced or forfeited following termination of employment or a change in control. The Compensation Committee also has the discretion under the USIP to determine the terms, conditions, performance criteria, restrictions, and other provisions of awards made under the USIP.

As a general policy matter, the Compensation Committee limits the payment of unvested awards under the KEIP, the AIP and the USIP following a participant’s termination of employment or upon a change in control. Payments for unvested awards, if any, made to the named executive officers upon the termination of employment or upon a change in control are determined on a case-by-case basis by the Compensation Committee.

Estimated Payments Upon Termination

Because of the Compensation Committee’s general policy of limiting payments to the named executive officers following termination of employment and its authority to reduce or increase the payments otherwise available under awards, the amounts payable to the named executive officers following termination of employment are not determinable. The following table sets forth a range of the potential compensation that could become payable under the KEIP and the AIP if a named executive officer’s employment had terminated on September 30, 2010. The amounts provided are based upon the named executive officer’s compensation and service levels as of September 30, 2010 and, if applicable, based on the closing price of the Company’s common stock on that date. None of the named executive officers had reached age 55 as of September 30, 2010, a requirement for retirement payments under the KEIP and AIP.

Name	Death or Permanent Disability(1)(2)($)	Voluntary Termination(3)(4)($)	Involuntary Termination(3)(5)($)
Gregory E. Johnson	0 - 7,518,169	0 - 1,650,000	0 - 1,650,000

Kenneth A. Lewis	0 - 1,445,654	0 - 617,500	0 - 617,500

Vijay C. Advani	0 - 2,603,592	0 - 1,025,000	0 - 1,025,000

Jennifer M. Johnson	0 - 1,571,048	0 - 617,500	0 - 617,500

William Y. Yun	0 - 1,427,479	0 - 585,000	0 - 585,000

(1)	Amounts included in this column range from $0 to a maximum payment which is based on the executive’s fiscal year 2009 cash bonus, plus the cash value of the executive’s unvested stock awards listed under the column “Stock Awards” in the “Outstanding Equity Awards at 2010 Fiscal Year-End” table above, as determined in the discretion of the Compensation Committee. The value of unvested stock awards is based on the closing price of the Company’s common stock on September 30, 2010.
(2)	Permanent Disability means that the executive is eligible for payments under the Company’s long-term permanent disability insurance policy.
(3)	Amounts included in this column range from $0 to a maximum payment which is based on the executive’s fiscal year 2009 cash bonus, as determined in the discretion of the Compensation Committee.
(4)	Under the AIP, voluntary termination of employment generally means that an executive voluntarily resigned from employment at the Company.
(5)	Under the AIP, involuntary termination of employment includes employment that is terminated by the Company as a result of the Company’s dissatisfaction with the job-related activities of the employee or conviction of the employee of a felony. No payments would be made in either of these events. For involuntary termination for any other reason, such as job elimination, the Compensation Committee, in its sole discretion, may (i) pay the participant a pro-rated incentive award based upon performance during the plan year to the date of termination, (ii) pay the participant’s full award under the plan (or any greater amount) or (iii) not make any payment.

Estimated Payments Upon a Change in Control

None of the named executive officers have agreements which provide for payments upon a change in control of the Company. However, under the Company’s USIP the Compensation Committee has the discretion to make a determination as to the equitable treatment of awards upon a change in control. The Compensation Committee may, in its discretion, make cash awards under the KEIP and the AIP and awards of restricted stock under the USIP following a change in control. The following table sets forth an estimate of the potential compensation that may become payable under the USIP, the KEIP and the AIP upon a change in control of the Company. A change in control of the Company is deemed to have occurred upon the occurrence of certain transactions as defined in the USIP and specified above. The amounts provided are based upon the named executive officer’s compensation and service levels as of September 30, 2010, and if applicable, based on the closing price of the Company’s common stock on that date.

Name	Cash(1)($)	Unvested Value of Restricted Stock(2)($)	Total($)
Gregory E. Johnson	0 - 1,650,000	0 - 5,868,169	0 - 7,518,169

Kenneth A. Lewis	0 - 617,500	0 - 828,154	0 - 1,445,654

Vijay C. Advani	0 - 1,025,000	0 - 1,578,592	0 - 2,603,592

Jennifer M. Johnson	0 - 617,500	0 - 953,548	0 - 1,571,048

William Y. Yun	0 - 585,000	0 - 842,479	0 - 1,427,479

(1)	Amounts included in this column range from $0 to a maximum payment which is based on the executive’s fiscal year 2009 cash bonus.
(2)	Amounts included in this column range from $0 to a maximum payment which is based on the cash value of the executive’s unvested stock awards listed under the column “Stock Awards” in the “Outstanding Equity Awards at 2010 Fiscal Year-End” table above and determined at the discretion of the Compensation Committee. The amounts are based on the closing price of the Company’s common stock on September 30, 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2010, the following directors served as members of the Compensation Committee: Messrs. Crocker, Armacost, Hardiman and Kean. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2010, and no member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was a party to any disclosable related party transaction involving the Company. During fiscal year 2010, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of September 30, 2010 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing compensation plans that have been approved by stockholders and plans that have not been approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders[1]	2,668,557	[2]	$37.95	[3]	6,288,228	[4]
Equity compensation plans not approved by stockholders	0		0		0

Total	2,668,557		$37.95		6,288,228

(1)	Consists of the USIP and the ESIP. Equity securities granted under the USIP may include awards in connection with the AIP and the KEIP.
(2)	Includes restricted stock unit awards under the USIP that may be settled in shares of the Company’s common stock, but excludes options to purchase shares of the Company’s common stock accruing under the Company’s ESIP. Under the ESIP, each eligible employee is granted a separate option to purchase up to 2,000 shares of common stock each semi-annual accrual period on January 31 and July 31 at a purchase price per share equal to 85% of the fair market value of the common stock on the enrollment date or the exercise date, whichever is lower.
(3)	Does not take into account restricted stock unit awards under the USIP.
(4)	As of September 30, 2010, 2,817,549, shares of common stock were available for future issuance under the ESIP and 3,470,679 shares of common stock were available for future issuance under the USIP. If Proposal No. 3 contained in this Proxy Statement is approved the shares of common stock available for future issuance under the USIP will increase by 10,000,000 shares.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Franklin Resources, Inc. currently consists of Chutta Ratnathicam (Chairman), Charles Crocker, and Laura Stein. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange listing standards and applicable law. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor. The Audit Committee’s function is more fully described in the Committee’s written charter, which is attached as Appendix A to this Proxy Statement and posted in the corporate governance section of the Company’s website.

REVIEW OF THE COMPANY’S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2010 with the Company’s management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Members of the Audit Committee:

Chutta Ratnathicam (Chairman)

Charles Crocker

Laura Stein

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board, with the ratification of the stockholders, engaged PwC to perform an annual audit of the Company’s consolidated financial statements for fiscal year 2010.

The following table sets forth the approximate aggregate fees billed or expected to be billed to the Company by PwC for fiscal years 2010 and 2009 for the audit of the Company’s annual consolidated financial statements and for other services rendered by PwC.

	FISCAL YEAR
	2010	2009
	(in thousands)
Audit Fees (a)	$4,983	$5,264
Audit-Related Fees (b)	2,106	2,323
Tax Fees (c)	189	75
All Other Fees (d)	210	387

TOTAL FEES	$7,488	$8,049

(a)	The 2010 Audit Fees amount includes approximately $104,000 of fees related to fiscal year 2009 that were billed in fiscal year 2010 and the 2009 Audit Fees include approximately $417,000 of fees related to fiscal year 2008 that were billed in fiscal year 2009.
(b)	Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services related primarily to internal control examinations pursuant to the Statement of Auditing Standards No. 70, consultation concerning financial accounting and reporting standards, attestation services, due diligence services and audits of employee benefit plans.
(c)	Tax Fees consist of tax return preparation, tax compliance, tax advice and tax planning services. For fiscal years 2010 and 2009, tax return preparation and tax compliance services represented approximately $24,500 of the total amount of Tax Fees.
(d)	Other Fees includes $24,000 of fees that have been contracted with the Company but which are expected to be paid by a third party. The remainder of Other Fees consists principally of services rendered in connection with assistance in regulatory reporting in various jurisdictions, miscellaneous services provided to certain of our funds and diligence review.

Note: For fiscal year 2010, 0.13% of the fees for services described under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c)(7)(i)(C), all of which represented All Other Fees. For fiscal year 2009, 6.17% of the fees for services described under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c)(7)(i)(C), all of which represented All Other Fees.

PRE-APPROVAL PROCESS AND POLICY

The audit and non-audit services provided to the Company and its subsidiaries by PwC, the independent auditors, during fiscal years 2010 and 2009 were pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by PwC. This policy describes the permitted audit, audit-related, tax and other services that the independent auditors may perform.

Any requests for audit, audit-related, tax and other services must initially be submitted to the Company’s CFO. Any requests preliminarily approved by the CFO are then submitted to the Audit Committee for final pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings up to a designated approval amount, which amount for fiscal year 2010 was $50,000 (the “Chairman Approval Amount”), has been delegated to the Chairman of the Audit Committee. The decision of the Chairman to grant specific pre-approval of a service is presented to the Audit Committee at its scheduled meetings. If the estimated fees for proposed services exceed the Chairman Approval Amount, specific pre-approval by the entire Audit Committee is required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2010, Franklin Templeton Bank & Trust, F.S.B. and various bank related subsidiaries of Fiduciary Trust, a subsidiary of the Company, entered into various transactions in the ordinary course of their business with certain directors and executive officers of the Company and members of their immediate families. Additionally, Fiduciary Trust provided certain services to individual directors and/or members of their families. The transactions and services involved loans, deposits, certificates of deposit and other money market instruments and certain other banking transactions as well as trustee and investment management services. As transactions and services made or entered into in the ordinary course of business, all such transactions and services were made or provided on substantially the same terms, including fees, interest rates and collateral, that prevailed at the time for comparable transactions or services with other third parties in arms-length relationships and did not involve more than the normal risk of collectability or present other unfavorable features.

In fiscal year 2008, Charles B. Johnson, Chairman of the Board and a director of the Company, who, among other family relationships, is the father of Gregory E. Johnson, President and Chief Executive Officer and a director of the Company, and Jennifer M. Johnson, Executive Vice President and Chief Operating Officer of the Company, was paid a base salary of $594,330 and did not receive a cash bonus. Effective October 1, 2008 through fiscal year 2010, Charles B. Johnson voluntarily decreased his base salary to $180,000. The salary reduction will be reevaluated during fiscal year 2011. Mr. C. B. Johnson did not receive a cash bonus in fiscal year 2010.

In fiscal year 2008, Rupert H. Johnson, Jr., Vice Chairman and a director of the Company, who, among other family relationships, is the brother of Charles B. Johnson, Chairman of the Board, was paid a base salary of $532,397 and did not receive a cash bonus. Effective October 1, 2008 through fiscal year 2010, Rupert H. Johnson, Jr. voluntarily decreased his base salary to $180,000. The salary reduction will be reevaluated during fiscal year 2011. Mr. R. H. Johnson did not receive a cash bonus in fiscal year 2010.

David A. Lewis, Sr., a senior trader for Franklin Templeton Services, LLC, a subsidiary of the Company, is the brother of Kenneth A. Lewis, one of the Company’s named executive officers and the Executive Vice President and Chief Financial Officer of the Company. In fiscal year 2010, Mr. D. Lewis’ base salary was $170,000 and he received a bonus of $169,000 in cash and 768 shares of restricted stock. Mr. D. Lewis’s base salary for fiscal year 2011 is $175,100.

Messrs. Charles B. Johnson, Rupert H. Johnson, Jr. and David A. Lewis, Sr. are entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

Share Repurchases. Under a stock repurchase program authorized by the Board, the Company can repurchase shares of its common stock from time to time on the open market and in private transactions in accordance with applicable securities laws. Pursuant to this stock repurchase program, the Company repurchased shares of the Company’s common stock from, among others, certain directors, executive officers and greater than five percent (5%) beneficial owners of the Company’s common stock, and certain members of the immediate family of the foregoing persons, during fiscal year 2010. The price per share paid by the Company for repurchases is generally the average of the high and low price of the Company’s common stock on the NYSE on the repurchase date.

In order to pay taxes due in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the USIP and matching grants under the ESIP, the Company uses a net stock issuance method, equivalent to a stock repurchase program, to pay such taxes. For shares repurchased in connection with the payment of taxes on vesting shares and matching grants under the ESIP, the repurchase price is the closing price on the NYSE on the date of the transaction.

During fiscal year 2010, the Company repurchased shares of common stock from the persons listed below for the aggregate consideration shown.

Name and Title	Number of Shares Repurchased		Aggregate Consideration($)
Charles B. Johnson and IRA of Charles B. Johnson,	1,000,000		104,504,980
Chairman of the Board and Director
Vijay C. Advani,	4,542		438,348
Executive Vice President—Global Distribution
Leslie M. Kratter,	1,280		123,533
Senior Vice President and Assistant Secretary
Kenneth A. Lewis,	1,445	(a)	139,457	(a)
Executive Vice President, Chief Financial Officer
William Y. Yun,	1,935		186,747
Executive Vice President, Alternative Strategies

(a)	Amount does not include 251 shares repurchased by the Company for $24,224 from David A. Lewis, Sr., a senior trader for Franklin Templeton Services, LLC, a subsidiary of the Company, and the brother of Kenneth A. Lewis.

Management and Use of AC Travel Aircraft. A wholly-owned subsidiary of the Company entered into an amended and restated aircraft management agreement, effective as of June 1, 2008, with AC Travel, LLC (“AC Travel”), an entity owned and controlled by Charles B. Johnson, Chairman of the Board and a director of the Company, to manage the operations of a Gulfstream III aircraft (the “G-III”) and a Gulfstream G550 aircraft (the “G550”), both of which are owned by AC Travel. We refer to the G-III and the G550 as the “Aircraft”. Under the management agreement, the subsidiary: (a) provides consulting and management services for the operations of the Aircraft; (b) provides flight crew personnel, including coordinating training of such personnel; (c) arranges for maintenance of the Aircraft; and (d) arranges for insurance and a hangar for Aircraft storage and also provides other administrative services. The initial term of the amended and restated agreement ended on May 31, 2009, with automatic one-year renewals thereafter, subject to cancellation by either party. Our subsidiary receives a monthly management fee of $10,000 for the G550 and $3,000 for the G-III for administrative services. All other expenses incurred under the amended and restated management agreement for services provided are either reimbursed or passed through to, and paid by, AC Travel.

Charles B. Johnson and the Company entered into an amended and restated reimbursement agreement, effective as of January 1, 2008, to provide for the terms of reimbursement when Mr. C. B. Johnson uses the G550 in connection with his travels on Company business. Pursuant to the terms of the reimbursement agreement, the Company reimburses Mr. C. B. Johnson for costs incurred in connection with his business travel on behalf of the Company on the G550, including costs for landing, parking, hangar, tie-down, handling, customs, regulatory fees and charges, in-flight catering, pilot and crew costs and communication charges. Under the agreement, the amount reimbursed by the Company is not to exceed $750,000 on an annual basis without the prior written consent of the Board’s Audit Committee. In addition, the fees reimbursed may not exceed the fair market value to charter a G550 aircraft from an independent third party. The initial term of the amended and restated agreement ended on December 31, 2008, with automatic one-year renewals thereafter, subject to cancellation by either party. The agreement automatically terminates upon Mr. C. B. Johnson’s termination of employment with the Company. In accordance with the reimbursement agreement, the Company reimbursed Mr. C. B. Johnson $80,556 for use of the G550 for Company business purposes during fiscal year 2010.

Company Owned Aircraft. During fiscal year 2010, Charles B. Johnson used Company owned aircraft for personal use. The aggregate incremental cost of personal use of Company aircraft by Charles B. Johnson was $21,415 for fiscal year 2010, based upon a rate per nautical mile of personal use as generally used by corporate aviation operators for cost and budget estimation purposes as published from time to time by Conklin & de Decker Associates, Inc. for each particular aircraft type utilized by the Company.

Office Lease. In October 2009, the Board approved a three year fixed term extension of a lease of approximately 5,495 square feet of office space owned by the Company in San Mateo, California with Tano Capital, LLC (“Tano”), a company owned by Charles E. Johnson, the son of Charles B. Johnson, brother of Gregory E. Johnson and nephew of Rupert H. Johnson, Jr. The aggregate amount of all periodic payments due under the lease during fiscal year 2010 was $155,063. The effective average return to the Company is slightly higher than the rate for other leases of similar office space in San Mateo from the Company signed during 2009.

RELATED PERSON TRANSACTION POLICY

Related Person Transaction Policy. The Board of Directors has adopted a Related Person Transaction Policy (“Related Transaction Policy”) to address the reporting, review, approval and ratification of related person transactions. Related persons include the Company’s executive officers, directors and director nominees, holders of more than five percent (5%) of a class of the Company’s voting securities, and immediate family members of the foregoing persons. A “related person transaction” means a transaction or series of transactions in which the Company participates and a related person has a direct or indirect interest. Examples include sales, purchases and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees. Transactions with related persons which are for Company business purposes, compensation of directors approved by the Board and compensation arrangements approved by the Compensation Committee are not considered related person transactions. All related person transactions are required to be reported to the Audit Committee. However, the Audit Committee has the authority to determine categories of related person transactions that are immaterial and not required to be disclosed and that need not be reported to, reviewed by, and/or approved or ratified by the Audit Committee. Pursuant to the Related Person Transaction Policy, the following related person transactions need not be reported to, reviewed by, and/or approved or ratified by the Audit Committee:

•

The establishment or maintenance of a banking, trading, investment management, custody or other account with an affiliate of the Company, if the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course to persons who are not related persons.

•

Accounts invested in shares of one or more investment companies or portfolios in Franklin Templeton Investments (“FT Fund”) that are established and/or maintained by a Related Person on terms set forth in the applicable FT Fund prospectus or other disclosure documents.

•

The extension or maintenance of credit, arrangements for the extension of credit, or renewals of an extension of credit, in the form of a personal home improvement or manufactured home loan, consumer credit, any extension of credit under an open end credit plan or a charge card, if such loan, consumer credit, extension of credit or charge card otherwise is permitted to such related person under the terms of Section 13(k) of the Exchange Act, whether or not such person is subject to such Section 13(k).

•

Gross-ups and perquisites and other personal benefits from the use of Company owned or provided assets, including but not limited to personal use of Company-owned or provided aircraft and property, not used primarily for Company business purposes that, in the aggregate, are less than $10,000 in any fiscal year.

Audit Committee Review and Approval. Every quarter the Audit Committee reviews related person transactions. Such transactions involving an estimated amount of $120,000 or more require the approval or ratification of the Audit Committee. In connection with approving or ratifying a related person transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction and any of the following factors that are relevant:

•	The position or relationship of the related person at or with the Company;

•	The materiality of the transaction to the related person, including the dollar value of the transaction;

•	The business purpose for and reasonableness of the transaction;

•

Whether the related person transaction is comparable to a transaction that could be available on an arms-length basis or is on the terms that the Company offers generally to persons who are not related persons;

•	Whether the related person transaction is in the ordinary course of the Company’s business; and

•	The effect of the transaction on the Company’s business and operations.

In addition, the Audit Committee has the authority to pre-approve certain categories of related person transactions, which transactions must still be reported to the Audit Committee at least annually. The Audit Committee has determined that Company purchases of shares of its common stock to pay taxes due in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the USIP and matching grants under the ESIP are pre-approved, but should be reported to the Audit Committee annually. The Audit Committee may delegate its authority to review, approve or ratify specified related person transactions to one or more members of the Audit Committee between scheduled committee meetings. Any determination made pursuant to this delegated authority must be presented to the full Audit Committee at a subsequent meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations from such executive officers, directors and 10% stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during fiscal year 2010, except that Gregory E. Johnson filed a Form 4A in December 2009 to report the November 2009 forfeiture of 3,845 shares of restricted stock that were forfeited due to certain performance criteria not being met.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2011 and to audit the Company’s internal control over financial reporting as of September 30, 2011. During and for the fiscal year ended September 30, 2010, PricewaterhouseCoopers LLP audited and rendered opinions on the financial statements of the Company and certain of its subsidiaries and many of the open-end and closed-end investment companies managed and advised by the Company’s subsidiaries. PricewaterhouseCoopers LLP also rendered an opinion on the Company’s internal control over financial reporting as of September 30, 2010. In addition, PricewaterhouseCoopers LLP provides the Company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other consulting services not prohibited by applicable auditor independence requirements. See “Fees Paid to Independent Registered Public Accounting Firm” above. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011. The voting requirements for this proposal are described in the “Voting Information” section. If the appointment is not ratified, the Audit Committee may reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT AND RESTATEMENT

OF THE FRANKLIN RESOURCES, INC. 2002 UNIVERSAL STOCK INCENTIVE PLAN

The Company’s stockholders are being asked to approve an amendment and restatement of the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan to increase the number of authorized shares of common stock available for issuance by ten million (10,000,000) shares. The Board of Directors approved the USIP on October 10, 2002 and the USIP was approved by the stockholders in January 2003. The Board of Directors approved an amendment and restatement of the USIP on December 16, 2004, which was approved by the stockholders in January 2005. The Board of Directors approved a further amendment and restatement of the USIP on December 18, 2009, which was approved by the stockholders on March 16, 2010. On December 16, 2010, the Board of Directors approved, subject to stockholder approval, an amendment and restatement of the USIP increasing the maximum number of shares of common stock available for issuance under the USIP by ten million (10,000,000) shares to a total of forty million (40,000,000) shares of our common stock. Approval of this amendment and restatement of the USIP requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the proposal. It is the intention of the persons named as proxy holders to vote to approve the adoption of the amendment and restatement of the USIP. If stockholder approval is not received, the USIP will not be amended and restated, and an increase in the number of authorized shares available for issuance under the USIP will not be implemented.

The following summary describes the material features of the USIP as amended and restated, but is not intended to be complete and is qualified in its entirety by reference to the amended and restated USIP, a copy of which is attached as Appendix C. Capitalized terms not otherwise defined are used as set forth in the USIP.

Purpose

The USIP is intended to (i) attract and retain persons eligible to participate in the plan; (ii) motivate employees, by means of appropriate incentives, to achieve long-range performance goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align employees’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock.

Administration of USIP

The Compensation Committee, as the administrator of the USIP, determines and approves the grant of incentive stock options, non-qualified stock options, stock appreciation rights, stock units, restricted stock, restricted stock units and performance shares to employees. The Compensation Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price per share of stock subject to the option. The base appreciation amount of stock appreciation rights, and the exercise price for stock options, may not be less than 100% of the fair market value of the common stock on the date the award is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of all other awards granted under the USIP, the purchase price, if any, shall be determined by the Compensation Committee. The closing price on the NYSE of the Company’s common stock on December 31, 2010 was $111.21.

Shareholder Approval Required for Repricings

Reducing the exercise price of an option or stock appreciation right, or cancelling an underwater option or stock appreciation right in exchange for an equity award with a lower exercise price, purchase price, or base appreciation amount (as applicable), may not be done without stockholder approval.

Shares Authorized

If this proposal is approved, a total of 40,000,000 shares of common stock will be authorized and available for issuance under the USIP. Currently, the USIP authorizes 30,000,000 shares of common stock for issuance. As of December 31, 2010, 2,676,552 shares remained available for future issuance under the USIP.

Eligibility and Participation

As of December 31, 2010, approximately 1,572 employees were eligible to participate in the USIP. Under the terms of the plan, any key executive, other employee, or non-employee director of the Company or any of its subsidiaries is eligible to participate.

Term of Awards

The term of all awards shall be determined by the Compensation Committee, provided that the term of any award may not be for more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company).

Transferability

An employee’s rights under the USIP may not be assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution. Awards are not transferable during the lifetime of the employee, but may provide exceptions for transfers to family members, family trusts, family controlled entities, charitable organizations, and/or pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the employee.

Performance Based Compensation

The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 400,000 shares. The foregoing limitation shall be adjusted proportionately by the Compensation Committee in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company. Under Section 162(m) of the Internal Revenue Code no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees” (as described below). An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates.

The regulations governing Section 162(m) provide that a “covered employee” is determined in accordance with the executive compensation disclosure rules under the Securities Exchange Act of 1934 (the “Exchange Act”). However, the Exchange Act was amended in 2006 and no longer tracks the definition of “covered employee” as defined in Section 162(m). The Exchange Act now requires disclosure of a company’s principal executive officer regardless of compensation, the principal financial officer regardless of compensation and the three most highly compensated executive officers other than the principal executive officer and the principal financial officer as determined as of the end of the last completed fiscal year. As a result of this disconnect, the Internal Revenue Service released guidance in June, 2007 providing that for purposes of Section 162(m), a “covered employee” means the principal executive officer (or anyone acting in such capacity) and the three highest paid officers for the relevant taxable year. For purposes of Section 162(m), it does not include the principal financial officer unless such officer is one of the three highest paid officers. Accordingly, the Company will apply this guidance to its covered employees for the purposes of Section 162(m).

For awards of stock units, restricted stock, restricted stock units and performance shares that are intended to be performance-based compensation under Section 162(m), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares (regardless of when such shares are deliverable to the participant). In order for such awards to qualify as performance-based compensation, the Compensation Committee must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The Compensation Committee may use the following performance criteria when granting performance-based awards: (a) annual revenue, (b) budget comparisons, (c) controllable profits, (d) Company earnings per share, (e) expense management, (f) improvements in capital structure, (g) net income, (h) net or gross sales, (i) operating income (pre- or post-tax), (j) profit margins, (k) operating or gross margin, (l) profitability of an identifiable business unit or product, (m) return on investments, (n) return on sales, (o) return on stockholders’ equity, (p) total return to stockholders, (q) assets under management, (r) investment management performance, (s) mutual and other investment fund performance, (t) institutional account performance, (u) high net worth and other separate account performance, (v) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends), (w) price of the shares or any other publicly traded securities of the Company, (x) reduction in costs, (y) return on capital, including return on total capital or return on invested capital, (z) improvement in or attainment of expense levels or working capital levels, and (aa) performance of the Company relative to a peer group of companies and/or relevant indexes on any of the foregoing measures.

The performance measures may be applicable to the Company and/or any of its individual business units and may differ from participant to participant. In addition, the performance measures will be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Compensation Committee, occurring after the establishment of the performance measures applicable to an award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance measures in order to prevent the dilution or enlargement of the participant’s rights with respect to an award intended to be performance-based compensation; provided, however, that certain categories or types of such adjustments can be specifically included (rather than excluded) at the time the performance measures are established if so determined by the Compensation Committee.

Changes in Capitalization

The USIP provides that subject to any required action by the stockholders of the Company, (a) the number and/or class of securities covered by each outstanding award, (b) the price per share covered by each such outstanding award, (c) the number and/or class of securities which have been authorized for issuance under the USIP but as to which no awards have yet been granted or which have been returned to the USIP upon cancellation or expiration of an award, and (d) the maximum number of options, stock appreciation rights, stock unit awards, restricted stock awards, restricted stock unit awards and performance share awards which may be granted to any participant in any one-calendar-year period shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Such adjustment will be made by the Compensation Committee. The Compensation Committee will also make adjustments described in (a)-(d) above in the event of any distribution of cash or other assets to stockholders other than an ordinary cash dividend.

In determining adjustments to be made, the Compensation Committee may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax, accounting or other consequences of an adjustment and (iii) the possibility that some participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding awards will be effected in a manner that precludes the enlargement of rights and benefits under such awards. Any adjustments, determinations or interpretations made by the Compensation Committee shall be final, binding and conclusive.

Amendment and Termination

The USIP has no pre-determined termination date; however, the Board of Directors of the Company may at any time terminate or amend the USIP. However, no such termination may affect awards previously granted, nor may an amendment make any change in any award previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with securities and tax laws, the Company will obtain stockholder approval of such termination or such amendments.

Federal Income Tax Consequences

The following discussion summarizes certain tax considerations for participants and certain tax effects to the Company. The statements in the following paragraphs of the principal U.S. federal income tax consequences of benefits under the USIP are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The tax law is technical and complex, and the discussion below represents only a general summary.

Incentive Stock Options

Incentive stock options (“ISOs”) granted under the USIP are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options”. An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal “alternative minimum tax,” which depends on the employee’s particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of the grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If any employee exercises an ISO after the requisite periods referred to in clause (ii) above, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption “Non-Qualified Stock Options and Stock Appreciation Rights”. Further, if after exercising an ISO, an employee disposes of the common stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the common stock pursuant to the exercise of such ISO (the “applicable holding period”), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price.

If, however, any employee does not hold the shares so acquired for the applicable holding period, thereby making a “disqualifying disposition”, the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee’s ordinary income would be limited to the gain (if any) realized on the sale. An employee who exercises an ISO by delivering common stock previously acquired pursuant to the exercise of another ISO is treated as making a “disqualifying disposition” of such common stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously-acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously-acquired shares.

The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the common stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 162(m) of the Code (discussed above) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights

Non-qualified stock options (“NSO”) granted under the USIP are options that do not qualify as ISOs. An employee who receives an NSO or Stock Appreciation Right (“SAR”) will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. Under certain circumstances, the timing of income recognition may be deferred for any individual who is an executive officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR (whether or not deferred) by employees and former employees will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, the Company may satisfy the minimum tax withholding liability in whole or in part by withholding shares of common stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to the exercise of his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 162(m) of the Code do not apply. If an individual exercises an NSO by delivering shares of common stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a “disqualifying disposition” as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual’s tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

Restricted Stock Awards

Restricted stock awards granted by the Company fall within the Code’s guidelines for awards that are restricted as to transferability or subject to a substantial risk of forfeiture and, absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”), an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any.

If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the common stock as of that date over the amount paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of common stock or other property by employees and former employees under the USIP will be subject to both wage withholding and other employment taxes. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 162(m) of the Code do not apply.

Individuals will recognize gain upon the disposition of any shares received equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

Restricted Stock Units

Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of common stock. Upon conversion, the individual will normally recognize ordinary income equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. The ordinary income recognized with respect to the receipt of cash or shares of common stock by employees and former employees will be subject to both wage withholding and other employment taxes. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 162(m) of the Code do not apply.

Individuals will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

Dividends and Dividend Equivalents

To the extent unvested and/or unexercised shares subject to such awards under the USIP earn dividends or dividend equivalents, whether paid currently or credited to an account established under the USIP, an individual generally will recognize ordinary income, which income is subject to both wage withholding and other employment taxes if the recipient is an employee. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 162(m) of the Code do not apply.

Section 409A

Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may be made only on specified dates or on or following the occurrence of certain events (e.g., the individual’s separation from service or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distributions in connection with a separation from service commence no earlier than six months after such officer’s separation from service.

Awards granted under the USIP with a deferral feature will generally be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

New Plan Benefits

Because grants under the USIP are subject to the discretion of the Compensation Committee, it is not possible to determine the benefits that will be received by executive officers and other employees if the amendment and restatement of the USIP is approved by the stockholders. The following table discloses the awards granted to the persons or groups specified below under the USIP during fiscal year 2010.

Name and Position	Number of Shares
Gregory E. Johnson, President, Chief Executive Officer, Director and nominee	24,260
Kenneth A. Lewis Executive Vice President and Chief Financial Officer	6,841
Vijay C. Advani Executive Vice President—Global Distribution	12,835
Jennifer M. Johnson Executive Vice President and Chief Operating Officer	7,771
William Y. Yun Executive Vice President—Alternative Strategies	6,677
Samuel H. Armacost, Director and nominee	0
Charles Crocker, Director and nominee	0
Joseph R. Hardiman, Director and nominee	689
Charles B. Johnson, Director and nominee	0
Rupert H. Johnson, Jr., Director and nominee	0
Thomas H. Kean, Director and nominee	0
Chutta Ratnathicam, Director and nominee	0
Peter M. Sacerdote, Director and nominee	0
Laura Stein, Director and nominee	0
Anne M. Tatlock, Director and nominee	689
All current executive officers as a group	78,251
All current directors who are not executive officers as a group	1,378
(any other person who received 5% of awards under the plan)	0
All employees, including all current officers who are not executive officers, as a group	820,106

RECOMMENDATION OF THE BOARD

The affirmative vote of the holders of shares of common stock having a majority of the votes present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the matter is required for approval of an amendment and restatement of the USIP increasing the number of authorized shares available for issuance under the USIP by ten million (10,000,000) shares. Should such stockholder approval not be obtained, then the ten million (10,000,000) share increase will not be implemented.

The Board of Directors believes that the amendment and restatement of the USIP is necessary in order to continue to be able to provide employees with competitive compensation and incentives. For this reason, the Board of Directors recommends that the stockholders vote FOR the amendment and restatement of the USIP.

PROPOSAL NO. 4

ADVISORY VOTE ON THE COMPENSATION

OF THE COMPANY’S EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Company’s executive officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s rules.

As described in detail in the section entitled, “Executive Compensation—Compensation Discussion and Analysis”, we believe that executive compensation should be linked with the Company’s performance and significantly aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the Company’s current and future success. Please read the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure for a detailed description of the fiscal year 2010 compensation of our executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our executive officers. This vote is advisory and therefore not binding on the Company. However, the Board and the Compensation Committee will review the voting results and will take into account the outcome of the vote when considering future compensation decisions for the Company’s executive officers.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” approving the compensation of our executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. The voting requirements for this proposal are described in the “Voting Information” section above.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY WITH WHICH TO HOLD AN ADVISORY VOTE

ON THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to indicate their preference, on a non-binding, advisory basis, at least once every six years, as to how frequently we should seek an advisory vote on executive compensation as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal No. 5, stockholders may indicate whether they would prefer that we seek future advisory votes approving the compensation of the Company’s executive officers once every one, two or three years. Stockholders may also, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that the stockholders select a frequency of once every three years, the Board considered how an advisory vote at such frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, objectives and practices in the context of our long-term business results for such period, while avoiding overemphasis on short-term fluctuations in compensation and business results that could occur over shorter periods of time. An advisory vote occurring once every three years will also permit our stockholders to fully observe and evaluate the impact of any changes to our executive compensation philosophy and objectives which have occurred since the last advisory vote on executive compensation, including any changes in response to the outcome of a prior advisory vote on executive compensation.

Stockholders may vote on their preferred voting frequency by selecting the option of One Year, Two Years, Three Years or Abstain on the proxy card when voting on this Proposal No. 5. Please note that when casting a vote on this proposal, stockholders will not be voting to approve or disapprove the Board’s recommendation.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the stockholder-approved frequency selection for the advisory vote on executive compensation. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option receiving the most votes cast by our stockholders.

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” the option of once every three years as the frequency with which stockholders are provided with an advisory vote on the compensation of the Company’s executive officers. The voting requirements for this proposal are described in the “Voting Information” section above.

ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS AT 2012 ANNUAL MEETING

If a stockholder intends to present any proposal for inclusion in the Company’s proxy statement in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for consideration at the Company’s 2012 annual meeting of stockholders, the proposal must be received by the Secretary of the Company by September 27, 2011. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

The Company’s Amended and Restated Bylaws contain an advance notice of stockholder business and nominations requirement (Section 2.3 of the Amended and Restated Bylaws), which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. As specified in the Amended and Restated Bylaws, different notice deadlines apply in the case of a special meeting, or when the date of an annual meeting is more than 30 days before or after the first anniversary of the prior year’s meeting. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Amended and Restated Bylaws, the Company may disregard such nomination or proposal.

Accordingly, if a stockholder of the Company intends, at the Company’s 2012 annual meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on September 27, 2011, and not earlier than the close of business on August 28, 2011, and comply with the requirements of the Amended and Restated Bylaws. If a stockholder submits a proposal outside of Rule 14a-8 for the Company’s 2012 annual meeting of stockholders and such proposal is not delivered within the time frame specified in the Amended and Restated Bylaws, the Company’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

Notices should be addressed in writing to: Maria Gray, Corporate Secretary, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906.

CONTACT THE BOARD OF DIRECTORS

Stockholders and others may contact the Board, the non-management directors, the independent directors or any other individual director by sending a written communication appropriately addressed to:

Board of Directors

Franklin Resources, Inc.

c/o Maria Gray, Secretary

One Franklin Parkway

San Mateo, CA 94403-1906

You may specify whether you would prefer to direct your communication to the full Board of Directors, only the non-management directors or any other particular individual director. Stockholders making such communications are encouraged to state that they are stockholders and provide the exact name in which their shares are held and the number of shares held.

In addition, the Company has established separate procedures for its employees to submit concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the Company’s Code of Ethics and Business Conduct or law, which are available on the Company’s Intranet.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit Committee of the Board of the Directors by sending a written communication appropriately addressed to:

Audit Committee

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, CA 94403-1906

ELECTRONIC ACCESS TO PROXY MATERIALS AND DIRECTIONS

Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of proxy materials, the Company’s proxy materials, including this Proxy Statement and our Annual Report, are available for you to review online. To request a paper copy of proxy materials, please call 1-800-579-1639, or you may request a paper copy by email at sendmaterial@proxyvote.com, or by logging onto www.proxyvote.com.

For directions to the Annual Meeting site, please visit our website at:

www.franklintempleton.com/retail/pages/generic_content/global_nav/contact_us/pub/offices_us.jsf

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials), addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the Company’s common stock will be householding the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials). If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials (or proxy material, if applicable), please notify your bank or broker, or contact Investor Relations, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906, Telephone (650) 312-4091. The Company undertakes, upon oral or written request, to deliver promptly a separate copy of the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) at their address and would like to request householding of their communications should contact their bank or broker or Investor Relations at the contact address and telephone number provided above.

THE ANNUAL REPORT

The Company’s Annual Report for fiscal year 2010 is available for viewing on the Company’s website at “Annual Reports” under “Investor Relations”. Please read it carefully. However, the financial statements and the Annual Report do not legally form any part of this proxy soliciting material.

ANNUAL REPORT ON FORM 10-K

The Company filed with the SEC an annual report on Form 10-K for fiscal year ended September 30, 2010. Stockholders may obtain a copy, without charge, by visiting the Company’s website at www.franklinresources.com.

The Company will provide a copy of the fiscal year 2010 annual report on Form 10-K, including the financial statements and financial schedules, upon written request to the Company’s Secretary, Maria Gray, at the Company’s principal executive offices, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906. Additionally, we will provide copies of the exhibits to the annual report on Form 10-K upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

By order of the Board of Directors,

Maria Gray

Secretary

January 25, 2011

APPENDIX A

FRANKLIN RESOURCES, INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) in connection with its oversight of the Company’s management and the business affairs of the Company.

1.	Purpose. The purpose of the Audit Committee (the “Committee”) is to:

(a)	Assist the Board in fulfilling its responsibility to oversee (i) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor.

(b)	Prepare the report the Committee is required by United States Securities and Exchange Commission (the “SEC”) rules to include in the Company’s annual proxy statement.

2.	Membership.

(a)	Number. The Committee shall be comprised of not less than three members of the Board.

(b)	Qualifications.

(i)	Each member of the Committee shall be an “independent” director in accordance with the corporate governance listing standards of the New York Stock Exchange (the “NYSE”) and any other applicable securities exchanges (“Other Exchanges”). Each member of the Committee must also satisfy the additional independence requirements under the applicable rules of the SEC.

(ii)	Each member of the Committee shall, in the view of the Board, be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee shall be an “audit committee financial expert” as defined under the applicable rules of the SEC, who shall, in the judgment of the Board, have accounting or related financial management expertise in accordance with the corporate governance listing standards of the NYSE and Other Exchanges, as applicable.

(iii)	No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

(iv)	The Committee’s composition shall meet such other regulatory requirements relating to audit committees established from time to time by the NYSE, Other Exchanges, the SEC and any other applicable governmental or self-regulatory organization.

(c)	Appointment and Removal. The members of the Committee shall be appointed and may be removed by the Board.

(d)	Term. Each member of the Committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she no longer meets the qualifications to serve on the Committee.

(e)	Chairman. The Committee shall designate a Chairman of the Committee from among its members from time to time.

3.	Meetings and Operations.

(a)	Meetings. The Committee shall meet on a regular basis, but not less frequently than quarterly, and hold special meetings as circumstances require. The timing of the meetings shall be determined by the Chairman of the Committee, in consultation with the other Committee members.

(b)	Meetings with Others. The Committee shall periodically meet with the internal auditor and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present. The Committee shall also periodically meet separately with management.

(c)	Quorum. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business.

(d)	Actions. A majority of the members of the Committee shall be empowered to act on behalf of the Committee, and the action of a majority of the members of the Committee shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings.

(e)	Reporting to the Board. The Committee shall regularly report to the Board actions taken by the Committee.

4.     Authority and Responsibilities. The Committee’s function is essentially one of oversight only and shall not relieve the Company’s management of its responsibility for preparing financial statements, which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditor relating to the audit or review of financial statements. The Committee shall have the following authority and responsibilities:

Independent Auditor Oversight.

(a)	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to and may only be terminated by the Committee.

(b)	The Committee shall pre-approve the engagement of the independent auditor to provide any audit or permitted non-audit services to the Company. The Committee may establish pre-approval policies and procedures pursuant to which audit and permitted non-audit services may be pre-approved. The Committee may delegate the authority to grant pre-approvals to one or more designated members of the Committee. The decisions of any member (to whom authority is delegated) to pre-approve any such audit or non-audit service shall be presented to the full Committee at its scheduled meetings.

(c)	The Committee shall establish hiring policies for employees and former employees of independent auditors.

(d)	The Committee shall annually review an independent auditor’s report including (i) the independent auditor’s quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditor and the Company consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence.

(e)	The Committee shall evaluate the independent auditor’s qualifications, performance and independence based on a review of the independent auditor’s report described above and a review of the auditor’s work throughout the year. As part of such evaluation, the Committee shall (i) review and evaluate all senior members of the independent auditor’s team, (ii) consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence, (iii) consider whether the independent auditor should be rotated, so as to assure continuing auditor independence, and (iv) obtain the opinion of management and the internal auditor of the independent auditor’s performance.

Internal Auditor Oversight.

(f)	The Committee shall oversee the Company’s internal audit function and meet separately with the internal auditor to review any audit related issues. As part of such oversight, the Committee shall:

(i)	Annually review internal audit plans, responsibilities, staffing and budget of the Company’s internal audit function and the adequacy of funding to carry out the proposed work scope.

(ii)	Review and concur in the appointment, replacement or dismissal of the internal audit director.

(iii)	Discuss significant internal audit findings in appropriate detail as well as the status of past audit recommendations.

(iv)	Review and approve any decisions to outsource any internal audit functions, other than outsourcing approved by the internal auditor.

Financial Reporting Oversight.

(g)	The Committee shall meet to review and discuss with management and the independent auditor: (i) the audited financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K); (ii) the Company’s interim financial results to be included in the Company’s quarterly reports on Form 10-Q, including the specific disclosures under MD&A; and (iii) the matters required to be discussed by Statement of Auditing Standards Nos. 100 and 114, as may be modified or supplemented from time to time; which review shall occur prior to the filing of Form 10-K or Form 10-Q, whichever is applicable.

(h)	The Committee shall review and generally discuss the Company’s earnings press releases, including the type and presentation of information to be included therein (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

(i)	The Committee shall review and discuss with Company’s management and the independent auditor prior to the filing of any audit report with the SEC: (i) all accounting policies, practices and judgments which may be viewed as critical; (ii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and policies; (iii) any analyses of management and/or the independent auditor setting forth significant issues regarding accounting principles, financial reporting issues and judgments made in connection with the preparation of the financial statements; (iv) all alternative treatments of financial information within generally accepted accounting principles that have been discussed by management and the independent auditor, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (v) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; and (vi) other material written communications between the independent auditor and management, such as any management letter comments or the schedule of unadjusted differences.

(j)	The Committee shall review with management and the independent auditor (i) the quality and adequacy of the Company’s internal controls, disclosure controls and procedures, and accounting procedures, including reports of material weaknesses or significant deficiencies in the design or operation of internal controls and/or any fraud that involves personnel having a significant role in internal control over financial reporting, as required to be disclosed by the Chief Executive Officer(s) and/or Chief Financial Officer in connection with their certifications for the annual or quarterly reports of the Company and/or presented in the independent auditor’s written report, a report of management or internal audit, or otherwise, and (ii) any special audit steps adopted in light of material control deficiencies.

(k)	The Committee shall provide oversight and discuss policies and procedures with respect to Company enterprise risk assessment and risk management.

(l)	The Committee shall review with the independent auditor any audit problems and/or difficulties and management’s response, and resolve any disagreements regarding financial reporting arising between the Company’s management and any independent auditor employed by the Company. The review shall also include discussion of the responsibilities, budget and staffing of the internal auditor.

Audit Committee Report.

(m)	The Committee shall prepare the annual report of the Committee, which shall be included in the Company’s annual proxy statement.

Legal and Regulatory Compliance Oversight.

(n)	The Committee shall assist the Board in overseeing the Company’s legal and regulatory compliance.

(o)	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, which procedures shall include a process for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. In addition, the Committee shall review complaints received directly by the Committee under those procedures or received through the Compliance and Ethics Hot-Line established by the Company to permit anonymous reporting of violations of the Code of Ethics and Business Conduct.

Other.

(p)	In discharging its oversight role, the Committee is authorized to investigate any matter that the Committee deems appropriate, with access to all books, records, facilities and personnel of the Company.

(q)	The Committee shall have the authority to perform any other activities it deems are appropriate, consistent with this Charter.

(r)	The Committee shall have the authority to retain independent advisors, including, but not limited to, independent counsel, auditors or other experts, at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

(s)	The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor and advisors employed by the Committee and for ordinary administrative expenses of the Committee.

5.     Annual Performance Evaluation. The Committee shall annually review its own performance in such manner as it deems appropriate.

6.     Annual Review of Committee Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.     General. This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation, as amended, and Amended and Restated By-Laws, it is not intended to establish by its own force any legally binding obligations.

Last revised by the Board on ^June 15, 2010.

APPENDIX B

FRANKLIN RESOURCES, INC.

CORPORATE GOVERNANCE COMMITTEE CHARTER

This Corporate Governance Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) in connection with its oversight of the Company’s management and the business affairs of the Company.

1.	Purpose. The purpose of the Corporate Governance Committee (the “Committee”) is to:

(a)	Provide counsel to the Board with respect to the organization, function and composition of the Board and its committees.

(b)	Oversee the evaluations of the Board and its committees.

(c)	Develop and recommend to the Board corporate governance policies and procedures applicable to the Company.

(d)	Identify and recommend to the Board potential director candidates for nomination.

2.	Membership.

(a)	Number. The Committee shall be comprised of not less than three members of the Board.

(b)	Qualifications. Each member of the Committee shall be an “independent” director in accordance with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges.

(c)	Appointment and Removal. The members of the Committee shall be appointed and may be removed by the Board.

(d)	Term. Each member of the Committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she is no longer an “independent” director of the Board.

(e)	Chairman. The Committee shall designate a Chairman of the Committee from among its members from time to time.

3.	Meetings and Operations.

(a)	Meetings. The Committee shall meet on a regular basis, but not less frequently than quarterly, and hold special meetings as circumstances require. The Committee may meet in executive sessions and invite one or more members of management, independent advisors or other third parties to attend as it deems appropriate. The timing of the meetings shall be determined by the Chairman of the Committee, in consultation with the other Committee members.

(b)	Quorum. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business.

(c)	Actions. The action of a majority of those present at a meeting, at which a quorum is present, shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings.

(d)	Reporting to the Board. The Committee shall regularly report to the Board actions taken by the Committee.

(e)	Delegation. In discharging its duties, the Committee shall have full authority to form subcommittees and delegate any or all of its duties to such subcommittees as the Committee deems appropriate.

4.	Authority and Responsibilities. The Committee shall have the following authority and responsibilities:

Director Nominations.

(a)	The Committee shall develop and recommend to the Board for adoption specific, minimum qualifications that the Committee believes must be met by a potential nominee for director, including any specific qualities or skills that the Committee believes are necessary for one or more of the directors to possess.

(b)	The Committee shall develop and recommend to the Board for adoption director independence standards.

(c)	The Committee shall develop and recommend to the Board for adoption procedures by which stockholders of the Company can recommend candidates for nomination to the Board.

(d)	The Committee shall develop and recommend to the Board for adoption procedures by which director nominees are identified and evaluated by the Committee.

(e)	The Committee shall identify and evaluate candidates qualified to become potential director nominees, including any such candidates recommended by stockholders, in accordance with the minimum qualifications and procedures approved by the Board. The Committee shall recommend to the Board candidates or nominees for election as members of the Board.

(f)	The Committee shall have the sole authority to retain and terminate any search firm to assist in identifying director candidates, including the authority to approve the search firm’s fees and other retention terms.

(g)	The Committee shall recommend to the Board directors for appointment to the various committees of the Board. At least annually, the Committee shall review the composition of each committee of the Board, including the qualifications of its members, and make such recommendations to the Board for rotation of the committee members as the Committee deems appropriate.

Corporate Governance.

(h)	The Committee shall develop and recommend to the Board for adoption a set of Corporate Governance Guidelines, which shall comply with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges. The Committee shall assess such guidelines, and make recommendations to the Board for changes to such guidelines, from time to time as the Committee deems appropriate.

(i)	The Committee shall develop and recommend to the Board for adoption a Code of Ethics and Business Conduct for the Company’s directors, officers and employees, which shall comply with the corporate governance listing standards of the New York Stock Exchange, any other applicable securities exchanges and the rules of the United States Securities and Exchange Commission. The Committee shall assess such code, and make recommendations to the Board for changes to such code, from time to time as the Committee deems appropriate.

(j)	The Committee shall review the anti-money laundering policies, procedures and operations of the Company on a periodic basis as the Committee deems appropriate.

(k)	The Committee shall develop and recommend to the Board for adoption such other policies or procedures regarding the corporate governance of the Company from time to time as the Committee deems appropriate.

(l)	The Committee shall make recommendations to the Board from time to time as the Committee deems appropriate regarding the structure of the various committees of the Board, including responsibilities, qualifications of the members and delegation authority.

Oversight and Evaluations.

(m)	The Committee shall review annually with the Board (i) Board leadership and (ii) the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities.

(n)	^The Committee shall oversee the Company’s orientation for newly elected members of the Board and continuing education process for the Board and assist the Board in its implementation.

(o)	The Committee shall review Company disclosure concerning the specific experience, qualifications, attributes or skills that led to the conclusion that each director and nominee should serve as a director in light of the Company’s business and structure.

(p)	^The Committee shall oversee the Board’s annual self-evaluation. In addition, the Committee shall obtain comments regarding the Board’s performance from all directors and shall report annually to the Board with an assessment of the Board’s performance.

(q)	^The Committee shall oversee the annual self-evaluation of each committee of the Board. In addition, the Committee shall at least annually review each committee’s performance, including its reporting to the full Board, and make such recommendations to the Board as the Committee deems appropriate.

Other.

(r)	^The Committee shall have the authority to perform any other activities it deems are appropriate, consistent with this Charter.

(s)	^The Committee shall have the authority to retain independent advisors, at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

5.	Annual Performance Evaluation. The Committee shall annually review its own performance in such manner as it deems appropriate.

6.	Annual Review of Committee Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.	General. This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation, as amended, and Amended and Restated By-Laws, it is not intended to establish by its own force any legally binding obligations.

Last adopted by the Board on June ^15, 2010

APPENDIX C

FRANKLIN RESOURCES, INC.

2002 UNIVERSAL STOCK INCENTIVE PLAN

(as amended and restated effective ^                                , 201  )

1.	GENERAL

1.1 Purpose. The Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the “2002 Stock Plan”) has been established by Franklin Resources, Inc., a Delaware corporation (the “Company”) to (i) attract and retain persons eligible to participate in the 2002 Stock Plan; (ii) motivate employees, by means of appropriate incentives, to achieve long-range performance goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify employees’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries.

1.2 Participation. Subject to the terms and conditions of the 2002 Stock Plan, the Committee shall determine and designate, from time to time, from among the Participants, those persons who will be granted one or more Awards under the 2002 Stock Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the 2002 Stock Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the 2002 Stock Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

1.3 Operation, Administration, and Definitions. The operation and administration of the 2002 Stock Plan, including the Awards made under the 2002 Stock Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the 2002 Stock Plan shall be defined as set forth in the 2002 Stock Plan (including the definition provisions of Section 8 of the 2002 Stock Plan).

1.4 Stock Subject to 2002 Stock Plan; Share Counting. Subject to the provisions of this Section 1.4 and Section 6.1 of the 2002 Stock Plan, the maximum aggregate number of shares which may be delivered pursuant to Awards, including without limitation, Options and SAR’s granted under the 2002 Stock Plan, is ^40,000,000. The shares may be authorized, but unissued, or reacquired Common Stock.

(a) To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards granted under the 2002 Stock Plan. Notwithstanding the foregoing or anything to the contrary herein, all Shares covered by the portion of a SAR that is exercised (whether or not Shares are actually issued to the Participant upon exercise of the SAR) shall be considered issued pursuant to the 2002 Stock Plan.

(b) If the exercise price of any Option granted under the 2002 Stock Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards (other than Options) granted under the 2002 Stock Plan.

(c) Subject to adjustment under Section 6.1, (i) the maximum number of shares that may be granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 400,000 Shares during any one-calendar-year period and (ii) the maximum number of Shares that may be granted to any one individual subject to Section 3 (relating to Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards) shall be 1,000,000 Shares during any one-calendar-year period (regardless of when such Shares are deliverable).

2.	OPTIONS AND SARS

2.1 Options.

(a) An Option is a grant of rights to purchase Shares at an exercise price established by the Committee, subject to Section 2.3. Options granted under this Section 2 may be either Incentive Stock Options (“ISO”) or Nonstatutory Stock Options (“NSO”), as determined in the discretion of the Committee.

(b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be automatically treated as Nonstatutory Stock Options. For purposes of this paragraph 2.1(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the original date the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the date the 2002 Stock Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c) The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of any Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(d) The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option, or such other date as is determined by the Committee. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

2.2 Stock Appreciation Rights. A “Stock Appreciation Right” (“SAR”) is a grant of rights to receive, in cash or Stock (as determined by the Committee), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of Shares at the time of exercise; over (b) a base appreciation amount established by the Committee, subject to Section 2.3.

2.3 Exercise Price. The exercise price or base appreciation amount (as applicable) of each Option and SAR shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided that:

(a) In the case of an ISO,

(i) granted to an employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

(ii) granted to any other employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b) In the case of a NSO, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(c) In the case of a SAR, the base appreciation amount shall be no less than 100% of the Fair Market Value per Share on the date of grant.

2.4 Time and Manner of Exercise. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; subject to the following terms regarding Options:

(a) Termination of Employment. In the event of termination of an Optionee’s Continuous Status as an employee with the Company, such Optionee may, but only within ninety (90) days after the date of such termination (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(b) Disability of Optionee. Notwithstanding the provisions of paragraph 2.4(a) above, in the event of termination of an Optionee’s Continuous Status as an employee as a result of disability (as determined by the Committee in accordance with the policies of the Company), Optionee may, but only within six (6) months from the date of such termination (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(c) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

2.5 Payment of Exercise Price. Payment of the exercise price of an Option shall be subject to the following:

(a) The full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.5(b), payment may be made as soon as practicable after the exercise).

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may, in the discretion of the Committee, consist entirely of (i) cash, (ii) check, (iii) delivery of authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (iiii) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (iv) irrevocably authorizing a third party to sell Shares (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, (v) any combination of the foregoing methods of payment, or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

2.6 Settlement of Award. Shares delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement at the time of grant. Settlement of SARs may be made in Shares (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to Shares acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

3.	OTHER STOCK AWARDS

3.1 Definitions.

(a) A “Stock Unit” Award is the grant of a right to receive Shares in the future.

(b) A “Performance Share” Award is a grant of a right to receive Shares or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c) A “Restricted Stock” Award is a grant of Shares, and a “Restricted Stock Unit” Award is the grant of a right to receive Shares in the future, with such Shares or right to future delivery of such Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2 Restrictions on Stock Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

(a) Any such Awards shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b) The Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures. The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the criteria attached hereto on Attachment I, as selected and further defined by the Committee. The Performance Measures may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant. For Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Section 162(m) of the Code and shall be subject to the individual share limit set out in Section 1.4(c) above.

4.	OPERATION AND ADMINISTRATION

4.1 Effective Date. The 2002 Stock Plan became effective as of October 10, 2002. The 2002 Stock Plan shall be unlimited in duration and, in the event of the 2002 Stock Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the 2002 Stock Plan after October 9, 2012.

4.2 Term of Awards. Subject to the limitations of Section 2.1(c), the term of each Award under the 2002 Stock Plan shall be the term stated in the applicable Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Participant has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

4.3 General Restrictions. Delivery of Shares or other amounts under the 2002 Stock Plan shall be subject to the following:

(a) Notwithstanding any other provision of the 2002 Stock Plan, the Company shall have no liability to deliver any Shares under the 2002 Stock Plan or make any other distribution of benefits under the 2002 Stock Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) Shares issued under the 2002 Stock Plan may be certificated or, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, non-certificated.

4.4 Tax Withholding. All distributions under the 2002 Stock Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares or other benefits under the 2002 Stock Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the 2002 Stock Plan, provided; however, that in either case only the number of Shares sufficient to satisfy the Company’s minimum required tax withholding obligations may be surrendered to the Company.

4.5 Use of Shares. Subject to the overall limitation on the number of Shares that may be delivered under the 2002 Stock Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6 Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7 Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the 2002 Stock Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8 Non-alienation of Awards. Unless specifically provided by the Committee in the Award Agreement, Awards under the 2002 Stock Plan may not be sold, assigned, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and are nontransferable except as designated by the Participant by will or by the laws of descent and distribution; provided, however, that an Award Agreement shall not provide that an Award is transferable during the lifetime of the Participant, except to the extent that such Award Agreement permits transfers made to family members, to family trusts, to family controlled entities, to charitable organizations, and/or pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Participant. Any attempt to sell, assign, convey, hypothecate, encumber, anticipate, transfer, or otherwise dispose of any Award under the 2002 Stock Plan in violation of this Section 4.8 shall be void, and no Shares or cash subject to any Award shall, prior to receipt thereof by a Participant, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.

4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the 2002 Stock Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the 2002 Stock Plan, as the Committee shall require.

4.10 Agreement With Company. An Award under the 2002 Stock Plan shall be subject to such terms and conditions, not inconsistent with the 2002 Stock Plan, as the Committee shall, in its sole discretion, prescribe.

The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant shall sign a copy of such document. Such document is referred to in the 2002 Stock Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Parent or Subsidiary shall be by resolution of: (i) in the case of a corporation, its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company, (ii) in the case of a limited liability company, its member(s), and (iii) in the case of a partnership, its general partner.

4.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the 2002 Stock Plan, acquire any right in or title to any assets, funds or property of the Company or any Parent or Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Parent or Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the 2002 Stock Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the 2002 Stock Plan, unsecured by any assets of the Company or any Parent or Subsidiary, and nothing contained in the 2002 Stock Plan shall constitute a guarantee that the assets of the Company or any Parent or Subsidiary shall be sufficient to pay any benefits to any person.

(b) The 2002 Stock Plan does not constitute a contract of employment, and selection as a Participant will not give any Participant the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the 2002 Stock Plan, unless such right or claim has specifically accrued under the terms of the 2002 Stock Plan. Except as otherwise provided in the 2002 Stock Plan, no Award under the 2002 Stock Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.	COMMITTEE

5.1 Committee. The authority to control and manage the operation and administration of the 2002 Stock Plan shall be vested in a committee (the “Committee”) in accordance with this Section 5. The Committee shall be selected by the Board, and shall be comprised, unless otherwise determined by the Board, solely of not less than two members of the Board who shall be “outside” directors within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code. With respect to Awards granted under the 2002 Stock Plan that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall be composed of two or more members of the Board who are not employees of the Company. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the 2002 Stock Plan that would otherwise be the responsibility of the Committee.

5.2 Powers of Committee. The Committee’s administration of the 2002 Stock Plan shall be subject to the following:

(a) Subject to the provisions of the 2002 Stock Plan, the Committee will have the authority and discretion to select from among the Participants those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria (provided that, for purposes of Section 162(m) of the Code, performance measures shall be based on one or more of the criteria set out on Attachment I hereto), restrictions, and other provisions of such Awards, and (subject to Section 7) to cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the 2002 Stock Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee may grant Awards to Participants who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign government entity; provided however that no such Awards may be granted under this 2002 Stock Plan and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

(d) The Committee will have the authority and discretion to interpret the 2002 Stock Plan, to establish, amend, and rescind any rules and regulations relating to the 2002 Stock Plan, to determine the terms and provisions of any Award Agreement made pursuant to the 2002 Stock Plan, and to make all other determinations that may be necessary or advisable for the administration of the 2002 Stock Plan.

(e) Any interpretation of the 2002 Stock Plan by the Committee and any decision made by it under the 2002 Stock Plan is final and binding on all persons.

(f) In controlling and managing the operation and administration of the 2002 Stock Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

(g) Notwithstanding anything in the 2002 Stock Plan to the contrary, (i) the reduction of the exercise price of any Option awarded under the 2002 Stock Plan and the base appreciation amount of any SAR awarded under the 2002 Stock Plan shall be subject to stockholder approval and (ii) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock Award, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock Award, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval.

5.3 Delegation by Committee. Except to the extent prohibited by Applicable Law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its ministerial duties to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.4 Information to be Furnished to Committee. The Company and its Subsidiaries shall furnish the Committee with such data and information as the Committee determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the 2002 Stock Plan in order to be entitled to benefits under the 2002 Stock Plan.

6.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE TRANSACTION

6.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, (a) the number and/or class of securities covered by each outstanding Award, (b) the price per share covered by each such outstanding Award, (c) the number and/or class of securities which have been authorized for issuance under the 2002 Stock Plan but as to which no Awards have yet been granted or which have been returned to the 2002 Stock Plan upon cancellation or expiration of an Award, and (d) the maximum number of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Units Awards and Performance Share Awards which may be granted to any Participant in any one-calendar-year period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee. The Committee shall also make adjustments described in (a)-(d) of this Section 6.1 in the event of any distribution of cash or other assets to stockholders other than an ordinary cash dividend. In determining adjustments to be made under this Section 6.1, the Committee may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax, accounting or other consequences of an adjustment and (iii) the possibility that some Participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than an ordinary cash dividend, made by the Committee shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

6.2 Transactions. In the event of the proposed dissolution or liquidation of the Company or of a merger or corporate combination (a “Transaction”) in which the successor corporation does not agree to assume the Award or substitute an equivalent Award, the Committee shall make a determination (subject to Section 7) as to the equitable treatment of outstanding Awards under the 2002 Stock Plan and shall notify Participants of such treatment no later than ten (10) days prior to such proposed Transaction. To the extent it has not been previously exercised, an Award that is not assumed will terminate immediately prior to the consummation of such proposed Transaction.

7.	AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the 2002 Stock Plan, provided that (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the 2002 Stock Plan prior to the date such amendment is adopted by the Board; provided that modifications or adjustments pursuant to Sections 6.1 or 6.2 or that may cause an Incentive Stock Option to become a Nonstatutory Stock Option shall in no event be deemed to have an adverse effect on any Award, and (ii) no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 5.2(g) or this Section 7.

8.	DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Applicable Law means the corporate, securities and tax laws (including, without limitation, the Delaware corporate law, the Exchange Act, the Securities Act of 1933 and the Code) applicable to the establishment and administration of employee stock incentive plans and the grant of awards thereunder.

(b) Award. The term “Award” shall mean any award or benefit granted under the 2002 Stock Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

(c) Board. The term “Board” shall mean the Board of Directors of the Company.

(d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Common Stock shall mean the common stock, par value, $.10 per share, of the Company.

(f) Continuous Status as an Employee means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an employee shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

(g) Exchange Act means the Securities Exchange Act of 1934, as amended.

(h) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock granted pursuant to the 2002 Stock Plan as of any date, the following rules shall apply:

(i) If the principal market for the Stock is the New York Stock Exchange (“NYSE”), then the “Fair Market Value” as of that date shall be the closing price of the stock on the NYSE composite tape on that date as reported in the Wall Street Journal for such date;

(ii) If the principal market for the Stock is the another national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the mean between the lowest and highest reported composite sale prices of the Stock on that date on such exchange for such date;

(iii) If sale prices are not available or if the principal market for the Stock is not the NYSE or another national securities exchange and the Stock is not quoted on the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iv) If the day is not a business day or a day in which the Stock is traded, and as a result, paragraphs (i), (ii) and (iii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding day in which the Stock is traded. If paragraphs (i), (ii) and (iii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(i) Incentive Stock Option means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(j) Nonstatutory Stock Option means an Option not intended to qualify as an Incentive Stock Option.

(k) Optionee means a Participant who receives an Option.

(l) Parent means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(m) Participants. The term “Participant” shall mean any executive, employee or director of the Company, or its Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or its Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services. The term “Participant” also includes any non-employee director of the Company, or its Subsidiary.

(n) Performance Measures means the business criteria applicable to the grant of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(o) Share means a share of the Common Stock, as adjusted in accordance with Section 6 of the 2002 Stock Plan.

(p) Stock. The term “Stock” shall mean shares of Common Stock of the Company.

(q) Subsidiary or Subsidiaries. The term “Subsidiary” or “Subsidiaries” mean any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

9.	PLAN HISTORY

The 2002 Stock Plan became effective as of October 10, 2002. The 2002 Stock Plan was originally approved by the stockholders of the Company on January 30, 2003. The Board approved an amendment and restatement of the 2002 Stock Plan on December 16, 2004 to (a) include additional Performance Measures and (b) amend Section 6.1 to increase the scope of adjustments that may be made as a result of changes in capitalization of the Company, which amendment and restatement ^was approved by the stockholders of the Company^ on January 25, 2005. The Board approved a further amendment and restatement of the 2002 Stock Plan on December 18, 2009 to (a) revise the Performance Measures such that they conform to the Performance Goals under the Franklin Resources, Inc. 2004 Key Executive Incentive Compensation Plan and (b) make certain administrative updates, which amendment and restatement became effective upon its approval by the stockholders of the Company on March 16, 2010. The Board approved a further amendment and restatement of the 2002 Stock Plan on December 16, 2010 to increase the number of authorized Shares subject to the 2002 Stock Plan by ten million (10,000,000) Shares, for a total maximum aggregate of forty million (40,000,000) Shares, which amendment and restatement is subject to the approval of the stockholders of the Company and shall only be effective upon the date the stockholders approve the amendment and restatement.

ATTACHMENT I

PERFORMANCE MEASURES

The Committee shall grant performance-based compensation Awards tied to one or more of the following business criteria:

(a) annual revenue,

(b) budget comparisons,

(c) controllable profits,

(d) Company earnings per share,

(e) expense management,

(f) improvements in capital structure,

(g) net income,

(h) net or gross sales,

(i) operating income (pre- or post-tax),

(j) profit margins,

(k) operating or gross margin,

(l) profitability of an identifiable business unit or product,

(m) return on investments,

(n) return on sales,

(o) return on stockholders’ equity,

(p) total return to stockholders,

(q) assets under management,

(r) investment management performance,

(s) mutual and other investment fund performance,

(t) institutional account performance,

(u) high net worth and other separate account performance,

(v) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends),

(w) price of the shares or any other publicly traded securities of the Company,

(x) reduction in costs,

(y) return on capital, including return on total capital or return on invested capital,

(z) improvement in or attainment of expense levels or working capital levels, and

(aa) performance of the Company relative to a peer group of companies and/or relevant indexes on any of the foregoing measures.

The Performance Measures may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant. In addition, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the

Committee, occurring after the establishment of the Performance Measures applicable to an Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to an Award intended to be performance-based compensation; provided, however, that certain categories or types of such adjustments can be specifically included (rather than excluded) at the time the Performance Measures are established if so determined by the Committee.

ONE FRANKLIN PARKWAY SAN MATEO, CA 94403-1906	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 14, 2011. Franklin Templeton 401(k) Retirement Plan participants and Franklin Resources, Inc. 1998 Employee Stock Investment Plan participants who hold shares at BNY Mellon Shareowner Services must vote by 2:00 p.m. Eastern Time on March 10, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 14, 2011. Franklin Templeton 401(k) Retirement Plan participants and Franklin Resources, Inc. 1998 Employee Stock Investment Plan participants who hold shares at BNY Mellon Shareowner Services must vote by 2:00 p.m. Eastern Time on March 10, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING VIA THE INTERNET OR BY TELEPHONE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M28784-P03630-Z54226	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANKLIN RESOURCES, INC.
The Board of Directors recommends you vote FOR the following proposals:
Vote on Directors
1.	Election of Directors	For	Against	Abstain
Nominees:
	1a. Samuel H. Armacost	☐	☐	☐
	1b. Charles Crocker	☐	☐	☐				For	Against	Abstain
	1c. Joseph R. Hardiman	☐	☐	☐	1j. Laura Stein			☐	☐	☐
	1d. Charles B. Johnson	☐	☐	☐	1k. Anne M. Tatlock			☐	☐	☐
	1e. Gregory E. Johnson	☐	☐	☐	1l. Geoffrey Y. Yang			☐	☐	☐
	1f. Rupert H. Johnson, Jr.	☐	☐	☐	Vote on Other Proposals
	1g. Mark C. Pigott 1h. Chutta Ratnathicam 1i. Peter M. Sacerdote	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.		☐	☐	☐
3.

To approve an amendment and restatement of the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan to increase the number of authorized shares of common stock available for issuance by 10,000,000 shares.

								☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐	4.	To approve, on an advisory basis, the compensation of the Company’s executive officers.		☐	☐	☐
					The Board of Directors recommends you vote 3 years on the following proposal:		3 years	2 years	1 year	Abstain
					5.	Advisory vote on the frequency of advisory votes on the compensation of the Company’s executive officers.	☐	☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M28785-P03630-Z54226

FRANKLIN RESOURCES, INC.
This proxy card/voting instruction form is solicited on behalf of the Board of Directors

With this proxy, the stockholder signing on the reverse side appoints Charles B. Johnson, Gregory E. Johnson and Maria Gray (the “proxy holders”), or any one of them, as the stockholder’s proxies with full power of substitution. The stockholder appoints the proxy holders collectively and as individuals, to vote all the stockholder’s shares of Franklin Resources, Inc. (“Franklin” or the “Company”) common stock at the Annual Meeting of Stockholders, and at any and all adjournments or postponements of the meeting, on the matters set forth on the reverse side of this card. This proxy card also provides voting instructions for Franklin Templeton 401(k) Retirement Plan participants and Franklin Resources, Inc. 1998 Employee Stock Investment Plan participants who hold shares at BNY Mellon Shareowner Services as described in the proxy statement. The Annual Meeting of Stockholders will be held on Tuesday, March 15, 2011, at 10:00 a.m., Pacific Time, in the H.L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California.

The Board of Directors has solicited this proxy and it will be voted as specified on this proxy card on the proposals proposed by the Company listed on the reverse side. If you do not mark any votes or abstentions, this proxy will be voted FOR all nominees to the Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011, FOR the approval of an amendment and restatement of the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan to increase the number of authorized shares of common stock available for issuance by 10,000,000 shares, FOR the approval, on an advisory basis, of the compensation of the Company’s executive officers, and FOR the approval, on an advisory basis, of once every three years as the frequency with which to hold an advisory vote on the compensation of the Company’s executive officers. If any other matters come before the meeting to be voted on, the proxy holders named in this proxy will vote, act and consent on those matters in their discretion.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued on the reverse side. Must be signed and dated on the reverse side.

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.